As filed with the Securities and Exchange Commission on June 3, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

BIOLASE, INC.
(Exact name of registrant as specified in its charter)

_________________

Delaware	3843	87-0442441
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270
Lake Forest, California 92610
(949) 361-1200
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

_________________

John R. Beaver
President and Chief Executive Officer
BIOLASE, Inc.
27042 Towne Centre Drive, Suite 270
Lake Forest, California 92610
(949) 361-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Copies to:

Leslie Marlow, Esq. Patrick J. Egan, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 (212) 885-5000	David E. Danovitch, Esq. Aaron M. Schleicher, Esq. Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-3060

____________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 3, 2024

            Up to [•] Units
Each Consisting of One Share of Common Stock, One Class C Warrant to Purchase One Share of
Common Stock and One Class D Warrant to Purchase One Share of Common Stock

            Up to [•] Pre-Funded Units
Each Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock, One Class C
Warrant to Purchase One Share of Common Stock and One Class D Warrant to Purchase
One Share of Common Stock
            Up to [•] Shares of Common Stock Underlying the Class C Warrants, the Class D Warrants and the Pre-Funded Warrants

BIOLASE, Inc.

We are offering on a best efforts basis up to [•] units (“Units”), each Unit consisting of one share of common stock, par value $0.001 per share (“common stock”) of BIOLASE, Inc., one Class C warrant (each a “Class C Warrant” and collectively, the “Class C Warrants”) to purchase one share of common stock and one Class D warrant (each a “Class D Warrant”, and collectively, the “Class D Warrants”, and together with the Class C Warrants, the “Warrants”) to purchase one share of our common stock.

The assumed public offering price for each Unit is $[•], which represents the closing price of our common stock on the Nasdaq Capital Market on [•], 2024. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering. The Class C Warrants and the Class D Warrants will not be exercisable until a stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (the “Warrant Stockholder Approval”) is obtained.

Each Class C Warrant offered hereby will become exercisable beginning on the date of the Warrant Stockholder Approval at an exercise price equal to [•]% of the public offering price per Unit in this offering, and will expire five years from the date of the Warrant Stockholder Approval. Each Class D Warrant offered hereby will become exercisable beginning on the date of the Warrant Stockholder Approval at an exercise price equal to [•]% of the public offering price per Unit in this offering, and will expire one year from the date of the Warrant Stockholder Approval.

Under the alternate cashless exercise option of the Class D Warrants, each holder of a Class D Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Class D Warrant and (y) [•]. In addition, the Class C Warrants and Class D Warrants will include a provision that resets their respective exercise price in the event of a reverse split of our common stock, to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (“VWAP”) during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged. Further, subject to certain exceptions, the Class C Warrants will provide for an adjustment to the exercise price and number of shares underlying the Class C Warrants upon any issuance by us of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Class C Warrants such that the aggregate exercise price will remain unchanged.

In the event that we are unable to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable and therefore may have no value. See the Risk Factor on page 10 relating to the Class C Warrants and Class D Warrants and Warrant Stockholder Approval, and see the section entitled “Warrant Stockholder Approval” on page 39 for additional details regarding the Warrant Stockholder Approval.

We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose pre-funded units (“Pre-Funded Units”) in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock, with each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of our common stock (each, a “Pre-Funded Warrant”), a Class C Warrant and a Class D Warrant. The purchase price of each Pre-Funded Unit will equal the price per Unit, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.001 per share of our common stock.

The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants can only be purchased together but are immediately separable and will be issued separately in this offering. There can be no assurance that we will sell any of the Pre-Funded Units being offered. The Pre-Funded Warrants offered hereby will be immediately exercisable and may be exercised at any time until exercised in full.

This prospectus also includes the shares of common stock issuable upon exercise of the Class C Warrants, the Class D Warrants, and the Pre-Funded Warrants. We refer to the shares of our common stock, the Warrants, the Pre-Funded Warrants and the shares of our common stock issued or issuable upon exercise of the Warrants and Pre-Funded Warrants, collectively, as the securities.

Because this is a best efforts offering, the placement agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the securities. We expect that the offering will end one trading day after we first enter into a securities purchase agreement relating to the offering and the offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). Accordingly, we and the placement agent have not made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Maxim Group LLC (the “placement agent”) to act as our placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. We will bear all costs associated with the offering. See “Plan of Distribution” on page 49 of this prospectus for more information regarding these arrangements.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BIOL.” On May 31, 2024, the last reported sale price for our common stock on the Nasdaq Capital Market was $0.1708 per share. There is no established trading market for the Pre-Funded Warrants or the Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Warrants on the Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

The actual public offering price per Unit and the actual public offering price per Pre-Funded Unit will be determined between us, the placement agent and investors in this offering based on market conditions at the time of pricing and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the final offering price.

Investing in our securities involves substantial risks. Please read carefully the section entitled “Risk Factors” beginning on page 10 of this prospectus, as well as the other information included or incorporated by reference in this prospectus, before buying any of our securities.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

____________

(1)      The placement agent will receive compensation in addition to the placement agent fees described above. See “Plan of Distribution” for a description of compensation payable to the placement agent.

(2)      The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants or the Warrants.

Delivery of the securities sold in the offering is expected to be made on or about            , 2024.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus is                   , 2024.

i

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any related free writing prospectus that we may authorize to be provided to you and the other information to which we refer you. We have not authorized anyone to provide you with different or additional information. Neither we nor the placement agent have authorized anyone to give any information or to represent anything not contained or incorporated by reference in this prospectus or any related free writing prospectus that we may authorize to be provided to you. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus or any related free writing prospectus is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information.”

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Plan of Distribution” for additional information on these restrictions.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “BIOLASE,” “Company,” “we,” “us” and “our” or similar references to refer to BIOLASE, Inc., a Delaware corporation, together with its consolidated subsidiaries.

ii

INDUSTRY AND MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

iii

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including the information included under the heading titled “Risk Factors.”

Our Company

BIOLASE, Inc. (“BIOLASE” and, together with its consolidated subsidiaries, the “Company,” “we,” “our” or “us”) is a leading provider of advanced laser systems for the dental industry. We develop, manufacture, market, and sell laser systems that provide significant benefits for dental practitioners and their patients. Our proprietary systems allow dentists, periodontists, endodontists, pediatric dentists, oral surgeons, and other dental specialists to perform a broad range of minimally invasive dental procedures, including cosmetic, restorative, and complex surgical applications. Our laser systems are designed to provide clinically superior results for many types of dental procedures compared to those achieved with drills, scalpels, and other conventional instruments. Potential patient benefits include less pain, fewer shots, faster healing, decreased fear and anxiety, and fewer appointments. Potential practitioner benefits include improved patient care and the ability to perform a higher volume, and wider variety of procedures.

We offer two categories of laser system products: Waterlase (all-tissue) systems and diode (soft-tissue) systems. Our flagship brand, the Waterlase, uses a patented combination of water and laser energy and is cleared by the Food and Drug Administration (“FDA”) for over 80 clinical indications to perform most procedures currently performed using drills, scalpels, and other traditional dental instruments for cutting soft and hard tissue. For example, Waterlase safely debrides implants without damaging or significantly affecting surface temperature and is an effective, safe solution for preserving sick implants. In addition, Waterlase disinfects root canals more efficiently than some traditional chemical methods. We offer our diode laser systems to perform soft tissue, pain therapy, and cosmetic procedures, including teeth whitening. As of December 31, 2023, we maintained approximately 241 active and 21 pending United States and international patents, with the majority relating to our Waterlase technology. Our patent portfolio is regularly evaluated, and we strategically prioritize our core patents to ensure optimal intellectual property coverage while minimizing annual maintenance fees. From 1998 through December 31, 2023, we have sold over 47,700 laser systems in over 80 countries around the world, and we believe that Waterlase iPlus is the world’s best-selling all-tissue dental laser. Since 1998, we have been the global leading innovator, manufacturer, and marketer of dental laser systems.

We also manufacture and sell consumable products and accessories for our laser systems. Our Waterlase and diode systems use disposable laser tips of differing sizes and shapes depending on the procedure being performed. We also market flexible fibers and hand pieces that dental practitioners replace at some point after initially purchasing laser systems. For our Epic line of diode laser systems, we sell teeth whitening gel kits. During the quarter ended March 31, 2024, the sale of lasers accounted for approximately 51% of our total sales, and consumables, accessories, and services accounted for approximately 49% of our total sales.

We currently operate in a single reportable business segment. We had net revenues of $10.1 million and $10.5 million for the three months ended March 31, 2024 and 2023, respectively, and we had net losses of $6.5 million and $5.8 million for the same periods, respectively. We had total assets of $34.4 million as of March 31, 2024 and $35.1 million as of December 31, 2023.

Recent Developments

February 2024 Public Offering

On February 15, 2024, we completed a public offering (the “February 2024 Offering”) whereby we issued (i) 7,795,000 units, with each unit consisting of (A) one share of our common stock, (B) one Class A warrant to purchase one share of Common Stock (the “Class A Common Warrants”), each exercisable from time to time for one share of common stock at an exercise price of $0.66 per share, and (C) one Class B warrant to purchase one share of common stock (the “Class B Common Warrants”), each exercisable from time to time for one share of common stock at an exercise price of $0.748 per share, and (ii) 8,205,000 pre-funded units, with each pre-funded unit consisting of (A) one pre-funded warrant, each such pre-funded warrant being exercisable from time to time for one share of our common stock at an exercise price of $0.001 per share, (B) one Class A Common Warrant, and (C) one Class B

Common Warrant. The units were sold at the public offering price of $0.44 per Unit and the pre-funded units were sold at the public offering price of $0.439 per pre-funded unit. We received gross proceeds of approximately $7.0 million, before deducting placement agent fees, estimated offering expenses, and before the exercise of warrants.

Pursuant to that certain Securities Purchase Agreement, dated December 6, 2023, by and between us and the investor (the “Investor”) named in the signature page thereto (the “December 2023 Purchase Agreement”), we agreed, among other things, not to enter into a Variable Rate Transaction (as defined in the December 2023 Purchase Agreement) for a period of one-hundred and eighty (180) days following the closing date of that offering (or June 5, 2024) (the “VRT Prohibition”). In order to induce the Investor to agree to waive the VRT Prohibition to enable us to effect the February 2024 Offering, we and the Investor entered into a Consent and Waiver, dated February 12, 2024 (the “Consent and Waiver”), whereby we agreed to issue to the Investor a new warrant to purchase up to 2,221,880 shares of our common stock (the “Investor Warrant”), which Investor Warrant is in a form substantially identical to the Class B Warrants that is described above. The Investor Warrants became exercisable commencing on the effective date of stockholder approval on May 2, 2024 for the issuance of the shares of common stock issuable upon exercise of the Investor Warrants and will expire on the fifth anniversary of such stockholder approval date.

In addition, on December 8, 2023, pursuant to the December 2023 Purchase Agreement, the Investor was issued a warrant to purchase up to 2,221,880 shares of Common Stock (the “December 2023 Warrants”) that provide for adjustment of the exercise price, if we or any of our subsidiaries, as applicable, sell or grant any right to reprice, or otherwise dispose of or issue any shares of our common stock or common stock equivalents, at an effective price per share that is less than the exercise price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”). The February 2024 Offering was a Dilutive Issuance, therefore, the exercise price of the December 2023 Warrants was reduced to equal the Base Share Price, which is equal to $0.2256 per share. The December 2023 Warrants were issued in a private placement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder; however, we were obligated to register these warrants on a resale registration statement, which registration statement was declared effective on April 2, 2024. The December 2023 Warrants became exercisable commencing on the effective date of stockholder approval on May 2, 2024 for the issuance of the shares of our common stock issuable upon exercise of the December 2023 Warrants.

Compliance with Nasdaq Listing Rules

Nasdaq Bid Price Rule

On January 11, 2023, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying us that, for the last 30 consecutive business days, ending on January 10, 2023, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq rules, we were provided an initial period of 180 calendar days, or until July 10, 2023, to regain compliance with the Bid Price Rule.

On June 8, 2023, we were notified by the Staff of Nasdaq that we did not meet the minimum closing bid price requirement of $1.00 for continued listing, as set forth in the Bid Price Rule, as the Staff had determined that as of June 8, 2023, our common stock had a closing bid price of $0.10 or less for ten consecutive trading days, from May 24, 2023 through June 7, 2023. As such, the Staff had determined to delist our common stock from the Nasdaq Capital Market and to suspend trading of our common stock at the opening of business on June 20, 2023, and file a Form 25-NSE with the SEC. We timely requested a hearing to appeal this determination, which stayed the suspension of our common stock pending the decision from a Nasdaq Hearings Panel (the “Panel”).

We subsequently requested the Panel grant us a temporary exception to regain compliance with the Bid Price Rule. On July 5, 2023, the Panel granted us an exception until August 11, 2023 to demonstrate bid price compliance subject to us taking the following actions: (i) on July 20, 2023, we obtain stockholder approval for a reverse stock split at a ratio that is sufficient to regain and maintain long term compliance with the Bid Price Rule; (ii) on or before July 31, 2023, we effect a reverse stock split and, thereafter, maintain a $1.00 closing bid price for a minimum of ten consecutive business days; and (iii) on August 11, 2023, we demonstrated compliance with the Bid Price Rule, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions.

On July 20, 2023, we held a special meeting of our stockholders where the stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio between one-for-two (1:2) and one-for-one hundred (1:100). Immediately after the special meeting, our Board approved the 2023 Reverse Stock Split. On July 26, 2023, we filed an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the 2023 Reverse Stock Split, which became effective on July 27, 2023.

On August 14, 2023, we received a letter from the Nasdaq Office of General Counsel confirming the decision of the Panel that we demonstrated compliance with the requirements for continued listing on the Nasdaq Capital Market.

On March 4, 2024, we received a deficiency letter from the Staff of Nasdaq (the “March 2024 Deficiency Letter”) notifying us that, for the last 30 consecutive business days, ending on March 1, 2024, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to the Bid Price Rule. The March 2024 Deficiency Letter stated that, in accordance with Nasdaq rules, we were provided an initial period of 180 calendar days, or until September 3, 2024 (the “Compliance Date”), to regain compliance with the Bid Price Rule. Compliance is generally achieved if, at any time before the Compliance Date, the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days. However, the Staff may, in its discretion, require a company to satisfy the applicable bid price requirement for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that it has demonstrated an ability to maintain long-term compliance. The March 2024 Deficiency Letter also stated that if we did not regain compliance with the Bid Price Rule by the Compliance Date, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to provide written notice of our intention to cure the deficiency during the additional compliance period, by effecting a reverse stock split, if necessary, provided that we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement.

On April 15, 2024, we received a letter from the Staff of the Nasdaq (the “April 2024 Determination Letter”) notifying us that such April 2024 Determination Letter superseded the March 2024 Deficiency Letter. The March 2024 Deficiency Letter was issued by the Staff in error.

The April 2024 Determination Letter reiterated that we failed to meet the $1.00 minimum closing bid price requirement for 30 consecutive business days from January 19 through March 1, 2024, as required by Listing Rule 5550(a)(2), and that we are not eligible for an automatic compliance period because the Panel decision relating to us, dated August 14, 2023, subjected us to a Mandatory Panel Monitor for a period of one year pursuant to Listing Rule 5815(d)(4)(B).

Based on the foregoing, we timely requested a hearing before the Panel and were granted a hearing date in June 2024. The hearing request automatically stayed any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. The April 2024 Determination Letter stated that we would be asked to provide a plan to the Panel to regain compliance. Accordingly, we are currently preparing to present a plan to the Panel that includes a discussion of the events that we believe will enable us to regain compliance in the allotted time frame, which would include a commitment to effect a reverse stock split, if necessary. Pursuant to the Listing Rules, the Panel has the authority to grant us a further extension not to exceed October 14, 2024. The April 2024 Determination Letter further stated that pursuant to Listing Rule 5810(c)(3)(A)(iv) no further automatic compliance period would be provided to us because over the prior two-year period we had effected reverse stock splits with a cumulative ratio of 250 shares or more to one.

Nasdaq Stockholders’ Equity Rule

In addition, on November 14, 2023, we received a deficiency letter from the Staff notifying us that, based on our stockholders’ equity of $332,000 as of September 30, 2023, as reported in the our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders’ equity of at least $2.5 million. We were provided until December 29, 2023 to provide Nasdaq with a specific plan to achieve and sustain compliance with the foregoing listing requirement, which plan was provided to Nasdaq on December 22, 2023. Nasdaq subsequently requested that we submit a plan with greater detail, which we submitted to Nasdaq on January 22, 2024. On February 13, 2024, the Staff provided notice to us that it had granted us an extension to regain compliance with Nasdaq Listing Rule 5550(b)(1), conditioned upon us closing the February 2024 Offering no later than March 31, 2024, which we subsequently consummated on February 15, 2024, and publicly disclosed evidence of compliance with the minimum stockholders’ equity requirement.

In the event we fail to evidence compliance with the stockholders’ equity rule upon the filing of our Form 10-Q for the period ending March 31, 2024 with the SEC and Nasdaq, we may be subject to delisting. We filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 with the SEC on May 13, 2024, which did not evidence compliance with the Nasdaq Listing Rule 5550(b)(1).

As a result, on May 14, 2024, we received an additional staff determination letter from the Staff notifying us that because our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 that was filed with the SEC on May 13, 2024 reported stockholders’ equity of ($1,934,000) as of March 31, 2024, we did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b). Accordingly, this matter serves as an additional basis for delisting of our common stock from the Nasdaq Stock Market and will be considered by the Panel in rendering a determination regarding our continued listing on the Nasdaq Capital Market. We requested a hearing before the Panel and was granted a hearing date in June 2024.

We intend to attempt to take actions to restore our compliance with Nasdaq’s listing requirements and intend to present a plan for compliance at the Panel hearing that is scheduled for June 2024; however, we can provide no assurance that we will be to achieve compliance or that Nasdaq will grant us any additional time to restore compliance especially in light of the fact that we were under review of a Mandatory Panel Monitor and have several current and prior noncompliance issues.

Smaller Reporting Company

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. As a result of being considered a “smaller reporting company,” we will be entitled to certain exemptions regarding the disclosure that we are required to provide in our SEC filings. Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of Sarbanes-Oxley requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Summary of the Material and Other Risks Associated with Our Business

Our business is subject to numerous material and other risks and uncertainties that you should be aware of in evaluating our business. In particular, you should carefully consider the following risks, which are discussed more fully in the section entitled “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus:

•        You may experience future dilution as a result of the exercise of the Warrants, future equity offerings and other issuances of our common stock or other securities.

•        The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

•        The COVID-19 pandemic adversely affected our business, results of operations and financial condition and any future pandemic would likely adversely affect our business and results of operations.

•        There is substantial doubt about our ability to continue as a going concern due to our accumulated deficit, recurring and negative cash flow from operations.

•        We have experienced net losses for each of the past several years, and we could experience additional losses and have difficulty achieving profitability in the future.

•        We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

•        Dentists and patients have been hesitant in adopting laser technologies, and our inability to overcome this hesitation could limit the market acceptance of our products and our market share.

•        Any failure in our efforts to train dental practitioners could result in the misuse of our products, reduce the market acceptance of our products and have a material adverse effect on our business, financial condition, and results of operations.

•        If future data proves to be inconsistent with our clinical results or if competitors’ products present more favorable results, our revenues could decline and our business, financial condition and results of operations could be materially and adversely affected.

•        We could be subject to significant warranty obligations if our products are defective, which could have a material adverse effect on our business, financial condition, and results of operations.

•        Product liability claims against us could be costly and could harm our reputation.

•        Our manufacturing operations are consolidated primarily in one facility. A disruption at this facility could result in a prolonged interruption of our business and have a material adverse effect on our business, financial condition and results of operations.

•        If third parties claim that we infringe their intellectual property rights, we could incur liabilities and costs and have to redesign or discontinue selling certain products, which could have a material adverse effect on our business, financial condition, and results of operations.

•        Changes in government regulation, failure to comply with government regulation or the inability to obtain or maintain necessary government approvals could have a material adverse effect on our business, financial condition, and results of operations.

•        Our products are subject to recalls and other regulatory actions after receiving FDA clearance or approval.

•        Failure to meet Nasdaq’s continued listing requirements could result in the delisting of our common stock, negatively impact the price of our common stock and negatively impact our ability to raise additional capital.

•        The trading price of our common stock price has been, and could continue to be, volatile.

Corporate Information

We were originally formed as Societe Endo Technic, SA (“SET”) in 1984 in Marseilles, France, to develop and market various endodontic and laser products. In 1987, SET merged into Pamplona Capital Corp., a public holding company incorporated in Delaware. In 1994, we changed our name to BIOLASE Technology, Inc. and in 2012, we changed our name to BIOLASE, Inc.

Our principal executive offices are located at 27042 Towne Centre Drive, Suite 270, Lake Forest, California 92610. Our telephone number is (949) 361-1200. Additional information can be found on our website, at www.biolase.com, and in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available to the public on a website maintained by the SEC at www.sec.gov, and on our website at www.biolase.com/sec-filings. No portion of our website is incorporated by reference into this prospectus.

THE OFFERING

Units offered by us

Up to [•] Units, each consisting of one share of our common stock, one Class C Warrant to purchase one share of our common stock, and one Class D Warrant to purchase one share of our common stock, on a best efforts basis, at an assumed public offering price of $[•] per Unit, which represents the closing price of our common stock on Nasdaq on [•], 2024. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering.

Pre-Funded Units offered by us

We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, Pre-Funded Units, each consisting of one Pre-Funded Warrant to purchase one share of our common stock, one Class C Warrant to purchase one share of our common stock, and one Class D Warrant to purchase one share of our common stock. The purchase price per Pre-Funded Unit will be equal to the price per Unit, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable and will be issued separately in this offering. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue one Class C Warrant and one Class D Warrant as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

Warrants

Each Unit includes one share of common stock, or one Pre-Funded Warrant in lieu of one share of common stock, one Class C Warrant and one Class D Warrant. Each Class C Warrant will become exercisable beginning on the date of the Warrant Stockholder Approval at the exercise price equal to [•]% of the public offering price per Unit in this offering and will expire five years from the date of Warrant Stockholder Approval, and each Class D Warrant will become exercisable beginning on the date of the Warrant Stockholder Approval at an exercise price equal to [•]% of the public offering price per Unit in this offering, or pursuant to an alternate cashless exercise option, and will expire one year from the date of Warrant Stockholder Approval. The Class D Warrants contain an alternative cashless exercise option, the Class C Warrants contain certain anti-dilution provisions, and both Class C Warrants and Class D Warrants will include a provision that resets their respective exercise price in the event of a reverse split of our common stock, to a price equal to the lesser of (i) the then exercise price and (ii) lowest VWAP during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

To better understand the terms of the Warrants, you should carefully read the “Description of the Securities We Are Offering” section of this prospectus. You should also read the form of each Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This offering also relates to the shares of common stock issuable upon exercise of the Warrants.

Pre-Funded Warrants

Each Pre-Funded Warrant will be immediately exercisable at an exercise price of $0.001 per share of our common stock and may be exercised at any time until exercised in full. Each Pre-Funded Warrant will be exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. A holder of Pre-Funded Warrants may not exercise any portion of a Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, at the purchaser’s election, of the holder, such limit may be increased to up to 9.99%) of our outstanding shares of common stock immediately after exercise, as such ownership percentage is determined in accordance with the terms of the Pre-Funded Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of the Securities We Are Offering” section of this prospectus. You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants.

Common stock outstanding immediately after the offering

[•] shares of common stock if [•] Units are offered and sold in this offering, based on an assumed public offering price of $[•] per Unit, which represents the closing price of our common stock on Nasdaq on [•], 2024 and assuming no issuance of any Pre-Funded Units and no exercise of Warrants issued in connection with this offering.

Use of Proceeds

Assuming [•] Units are sold in this offering at an assumed public offering price of $[•] per Unit, which represents the closing price of our common stock on Nasdaq on [•], 2024, and assuming no issuance of Pre-Funded Units and no exercise of Warrants issued in connection with this offering, we estimate that our net proceeds from the this offering will be approximately $[•] million, after deducting placement agent fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We intend to use the proceeds of this offering for working capital and for general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Nasdaq Stock Market Symbol

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “BIOL.” There is no established public trading market for the Warrants or Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Transfer Agent and Warrant Agent	Computershare Trust Company, N.A.
Risk Factors

Investing in our securities involves substantial risks. Please read carefully the section entitled “Risk Factors” beginning on page 10 of this prospectus, as well as the other information included or incorporated by reference in this prospectus, before buying any of our securities.

Best Efforts Offering

We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 49 of this prospectus.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 33,394,979 shares outstanding as of May 29, 2024, and excludes:

•        454 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $6,327.50 per share;

•        35,600 shares of our common stock issuable upon the settlement of outstanding restricted stock units;

•        23,875,968 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $2.52 per share;

•        236 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding stock appreciation rights, which may also be settled, at the sole discretion of our board of directors, in cash;

•        53,687 additional shares of our common stock reserved for future issuance under our 2018 Long-Term Incentive Plan;

•        17,883 shares of our common stock issuable upon the conversion of outstanding shares of Series H Convertible Preferred Stock;

•        525,644 shares of our common stock issuable upon the conversion of outstanding shares of Series J Convertible Preferred Stock; and

•        50,682 shares of our common stock issuable upon paid in-kind dividends on our outstanding shares of Series J Convertible Preferred Stock and Series H Convertible Preferred Stock, assuming all shares of Series J Convertible Preferred Stock and Series H Convertible Preferred Stock remain outstanding as of the dividend dates.

Except as otherwise noted, all information in this prospectus assumes:

•        no Pre-Funded Units are sold in this offering; and

•        no exercise of the Warrants issued in connection with this offering.

The information contained in this prospectus does not give effect to any proposed reverse stock split of our common stock that was approved by our stockholders at our 2024 Annual Meeting of Stockholders held on May 2, 2024 (the “2024 Annual Meeting”). At the 2024 Annual Meeting, our stockholders voted to approve a reverse stock split with respect to our issued and outstanding common stock, including stock held by us as treasury shares, at a ratio of 1-for-2 to 1-for-50, with the ratio to be determined within such range at the discretion of our Board of Directors, which would be included in a public announcement.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary statements of operations data for the years ended December 31, 2023 and 2022 have been derived from our audited consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 21, 2024, which is incorporated by reference in this prospectus (the “Form 10-K”). The following summary statements of operations data for the three months ended March 31, 2024 and 2023 and the summary balance sheet data as of March 31, 2024 were derived from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 13, 2024, which is incorporated by reference in this prospectus (the “Form 10-Q”).

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes and the other financial and statistical information included in our Form 10-K and Form 10-Q, which are incorporated by reference in this prospectus. See the section in this prospectus entitled “Incorporation of Certain Information by Reference” for more information regarding documents incorporated by reference herein. The summary consolidated financial and other data provided below does not purport to indicate results of operations as of any future date or for any future period.

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2024	2023	2023	2022
	(In thousands, except per share amounts)
Statement of Operations Data:
Net revenues	$10,131	$10,467	$49,164	$48,462
Gross profit	$3,336	$3,337	$16,724	$15,911
Loss from operations	$(4,526)	$(5,291)	$(17,937)	$(25,338)
Loss before income tax provision	$(6,466)	$(5,848)	$(20,601)	$(28,525)
Net loss attributable to common stockholders	$(6,485)	$(5,849)	$(37,619)	$(28,851)
Net loss per share attributable to common stockholders Basic and Diluted	$(0.36)	$(17.83)	$(29.44)	$(418.13)
	As of March 31, 2024
	Actual	As Adjusted(1)
	(unaudited)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$6,393	$	[___]

Total Assets	$34,353	$	[___]
Non-current term loans, net of discount	$11,207	$	[___]
Series H Convertible Redeemable Preferred Stock	$346	$	[___]
Series J Convertible Redeemable Preferred Stock	$1,857	$	[___]
Total stockholders’ (deficit) equity	$(1,934)	$	[___]

____________

(1)      Reflects, on an as adjusted basis, the impact of the sale and issuance by us in this offering of [___] Units, each consisting of one share of our common stock, one Class C Warrant to purchase one share of our common stock and one Class D Warrant to purchase one share of our common stock in this offering, at an assumed public offering price of $[__] per Unit, which represents the closing price of our common stock on Nasdaq on [_____], 2024 (assuming that no Pre-Funded Units are sold in the offering and no exercise of any of the Warrants issued in connection with this offering).

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, including the risk factors described in our Form 10-K, our Form 10-Q and any subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock included as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units.

If the price per share of our common stock being offered as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering or the common stock underlying the Pre-Funded Warrants you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per Unit in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per Unit paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per Unit in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of securities in this offering, the conversion of the Series H Convertible Preferred Stock and Series J Convertible Preferred Stock into common stock and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. As of March 31, 2024, approximately 62,000 shares of common stock were reserved for issuance under our equity incentive plans, approximately 300 of which were subject to options outstanding, 58,000 of which were subject to restricted stock units outstanding or expected to be issued as of that date, 200 stock appreciation rights outstanding and 3,500 phantom restricted stock units outstanding or expected to be issued as of that date. In addition, as of March 31, 2024, approximately 1.3 million shares of our common stock were subject to warrants at a weighted-average exercise price of $36.82 per share. To the extent that outstanding warrants or options are exercised or the convertible preferred stock is converted, our existing stockholders could experience dilution. We rely heavily on equity awards to motivate current employees and to attract new employees. The grant of future equity awards by us to our employees and other service providers could further dilute our stockholders’ interests in the Company.

We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds. Such additional fundraises may not be available or available on terms acceptable to us.

We need to raise capital in this offering to support our operations. If we are unable to raise capital in this offering, our financial position will be materially adversely impacted.

We have historically experienced losses from operations. For the three months ended March 31, 2024, we had a net loss of approximately $6.5 million. From our inception through March 31, 2024, we had an accumulated deficit of approximately $323.3 million. We believe that current cash on hand, prior to the receipt of any proceeds from this offering, is not sufficient to fund operations beyond twelve months following the closing date of this offering. If we were to receive net proceeds of $[•] million from this offering, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs into [•]. If we receive 50% of the foregoing net proceeds, or $[•] million, in this offering, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents will then meet our capital needs through the end of [•]. In addition, the report of our independent registered public accounting firm on our consolidated financial statements for the year ended December 31, 2023 contains explanatory language raising substantial doubt about our ability to continue as a going concern. In order for us to continue operations beyond the 12 months following the closing of this offering and be able to discharge our liabilities and commitments in the normal course of business, we must increase sales of our products, control or potentially reduce expenses and establish profitable operations in order to generate cash from operations or obtain additional funds when needed. We have no additional committed sources of capital and may find it difficult to raise money on terms favorable to us or at all. The failure to obtain sufficient capital to support our operations could have a material adverse effect on our business, financial condition and results of operations.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

There is no public market for the Warrants or Pre-Funded Warrants.

There is no established public trading market for the Warrants or Pre-Funded Warrants offered hereby, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of those securities will be limited.

The Warrants in this offering are speculative in nature.

Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed public offering price. In the event that our common stock price does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, such Warrants may not have any value. Furthermore, if Warrant Stockholder Approval is not obtained, the Warrants will not be exercisable. Furthermore, each Class C Warrant will expire five years after the date we obtain Warrant Stockholder Approval and each Class D Warrant will expire one year after the date we obtain Warrant Stockholder Approval.

Holders of the Warrants and Pre-Funded Warrants will not have rights of holders of our shares of common stock until such Warrants and Pre-Funded Warrants are exercised.

The Warrants and Pre-Funded Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our common stock at a fixed price. Until holders of Warrants and Pre-Funded Warrants acquire shares of our common stock upon exercise of the Warrants and Pre-Funded Warrants, as applicable, holders of Warrants and Pre-Funded Warrants will have no rights with respect to our shares of common stock underlying such Warrants and Pre-Funded Warrants.

Provisions of the Warrants and Pre-Funded Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our Certificate of Incorporation, certain provisions of the Warrants and Pre-Funded Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. Such Warrants and Pre-Funded Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants and Pre-Funded Warrants. Further, the Warrants and Pre-Funded Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such the Warrants and Pre-Funded Warrants will have the right, at their option, to require us to repurchase such the Warrants and Pre-Funded Warrants at a price described in the Warrants and Pre-Funded Warrants. These and other provisions of the Warrants and Pre-Funded Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The Warrants may not have any value.

The Class C Warrants will have an exercise price equal to [•]% of the public offering price per Unit in this offering and the Class D Warrants will have an exercise price equal to [•]% of the public offering price per Unit in this offering. The Class C Warrants will expire five years from the date of Warrant Stockholder Approval and the Class D Warrants will expire one year from the date of Warrant Stockholder Approval. In the event our common stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Stockholders may suffer substantial dilution if certain provisions in the Warrants are utilized.

If the Class D Warrants are exercised by way of an alternative cashless exercise, assuming receipt of Warrant Stockholder Approval, such exercising holder will receive three shares of our common stock for each Class D Warrant they exercise, without any cash payment to us.

In addition, and subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice (excluding Exempt Issuances, as defined in the placement agency agreement), or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the Class C Warrants then in effect, the exercise price of the Class C Warrants will be reduced to the lower of such price or the lowest VWAP during the five consecutive trading days immediately following such dilutive issuance or announcement thereof; provided that such price is subject to a Floor Price, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

If any of the above provisions in the Warrants are utilized, our stockholders may suffer substantial dilution.

We will likely not receive any additional funds upon the exercise of the Class D Warrants.

The Class D Warrants may be exercised by way of an alternative cashless exercise, in which case the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of shares equal to the number of Class D Warrants being exercised multiplied by [•]. Accordingly, we will likely not receive any additional funds upon the exercise of the Class D Warrants.

The exercisability of the Warrants is contingent upon us obtaining the Warrant Stockholder Approval. If we do not obtain such Warrant Stockholder Approval, the Warrants may never become exercisable.

The Warrants are not immediately exercisable, as their exercisability is contingent upon us obtaining Warrant Stockholder Approval. The Warrants will become exercisable upon Warrant Stockholder Approval and will expire on the five-year anniversary of such date with respect to the Class C Warrants, and on the one-year anniversary of such date with respect to the Class D Warrants. While we intend to promptly seek Warrant Stockholder Approval for these mechanisms, there is no guarantee that it will ever be obtained. In the event that we cannot obtain Warrant Stockholder Approval, the Warrants may never become exercisable. If we are unable to obtain the Warrant Stockholder Approval, the Warrants will have no value.

We have agreed to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practicable date after the date hereof, but in no event later than ninety days after the closing of the offering, in order to obtain Warrant Stockholder Approval. There is no guarantee we will be able to hold a special meeting within this timeframe, or at all.

Risks Related to Our Financial Position

Due to our accumulated deficit, recurring and negative cash flow from operations for the year ended December 31, 2023 and the quarter ended March 31, 2024, there is substantial doubt about our ability to continue as a going concern.

We incurred losses from operations and used cash in operating activities for the three months ended March 31, 2024 and for the years ended December 31, 2023 and 2022. Our audited consolidated financial statements for the year ended December 31, 2023 were prepared on a going concern basis in accordance with generally accepted accounting principles in the United States. The going concern basis assumes that we will continue in operation for the 12 months following the closing date of this offering and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Thus, our consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. Our recurring losses, negative cash flow, need for additional capital, and the uncertainties surrounding our ability to raise such capital raise substantial doubt about our ability to continue as a going concern. For us to continue operations beyond the 12 months following the closing date of this offering and be able to discharge our liabilities and commitments in the normal course of business, we must sell our products directly to end-users and through distributors, establish profitable operations through increased sales, decrease expenses, generate cash from operations or raise additional funds when needed. Our goal is to improve our financial condition and ultimately improve our financial results by increasing revenues through expanding awareness of the benefits of our dental lasers among dental specialists and general practitioners and reducing expenses. However, if we are unable to do so on a timely basis, we will be required to seek additional capital. In that event, we would seek additional funds through various financing sources, including the sale of our equity and debt securities, however, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If we are unable to raise additional capital in amounts required, increase sales or reduce expenses, we will be unable to continue to fund our operations, develop our products, realize value from our assets, and discharge our liabilities in the normal course of business. If we become unable to continue as a going concern, we could have to liquidate our assets, and potentially realize significantly less than the values at which they are carried on our financial statements, and stockholders could lose all or part of their investment in our common stock. The report of our independent registered public accounting firm, Macias Gini & O’Connell LLP, included in our Form 10-K contains an explanatory paragraph regarding our ability to continue as a going concern.

We have experienced net losses for each of the quarter ended March 31, 2024 and the past three years, and we could experience additional losses and have difficulty achieving profitability in the future.

We had an accumulated deficit of $323.3 million as of March 31, 2024 and an accumulated deficit of $316.8 million as of December 31, 2023. We recorded net losses of $20.6 million and $28.6 million for the years ended December 31, 2023 and 2022, respectively, and net losses of $6.5 million and $5.8 million for the three months ended March 31, 2024 and 2023, respectively. In order to achieve profitability, we must increase net revenue through new sales and control our costs. Failure to increase our net revenue and decrease our costs could cause our stock price to decline and could have a material adverse effect on our business, financial condition, and results of operations.

Failure to meet covenants in the credit agreements with our debt agreements could result in acceleration of our payment obligations thereunder, and we may not be able to find alternative financing.

Under the Credit Agreement dated November 9, 2018, as amended from time to time, between BIOLASE, Inc. and SWK Funding LLC (“SWK”), we are required to maintain a specified amount of consolidated unencumbered liquid assets as of the end of each fiscal quarter, and, if we fall below those levels, generate minimum levels of revenue as of the end of each period specified in the Credit Agreement and maintain specified levels of consolidated EBITDA as of the end of each period specified in the Credit Agreement. Our ability to comply with these covenants may be affected by factors beyond our control.

If we fail to comply with the covenants contained in the Credit Agreement or if the Required Lenders (as defined in the Credit Agreement) contend that we have failed to comply with these covenants or any other restrictions, it could result in an event of default under the Credit Agreement, which would permit or, in certain events, require SWK to declare all amounts outstanding thereunder to be immediately due and payable. There can be no assurances that we will be able to repay all such amounts or able to find alternative financing in an event of a default. Even if alternative financing is available in an event of a default under the Credit Agreement, it may be on unfavorable terms, and the interest rate charged on any new borrowings could be substantially higher than the interest rate under the Credit Agreement, thus adversely affecting cash flows, results of operations, and ultimately, our ability to meet operating cash flow requirements.

The restrictive covenants in the Credit Agreement and BIOLASE’s obligation to make debt payments under the Credit Agreement may limit our operating and financial flexibility and may adversely affect the Company’s business, financial condition and results of operations.

The Credit Agreement imposes operating and financial restrictions and covenants, which may limit or prohibit our ability to, among other things:

•        incur additional indebtedness;

•        make investments, including acquisitions;

•        create liens;

•        make dividends, distributions or other restricted payments;

•        effect affiliate transactions;

•        enter into mergers, divisions, consolidations or sales of substantially all of our or our subsidiaries’ assets;

•        change business activities and issue equity interests; or

•        sell material assets (without using the proceeds thereof to repay the obligations under the Credit Agreement).

In addition, we are required to comply with certain financial covenants under the Credit Agreement as described above.

Such restrictive covenants in the Credit Agreement and our repayment obligations under the Credit Agreement could have adverse consequences to us, including:

•        limiting our ability to use cash;

•        limiting our flexibility in operating our business and planning for, or reacting to, changes in our business and our industry;

•        requiring the dedication of a substantial portion of any cash flow from operations to the payment of principal of, and interests on, the indebtedness, thereby reducing the availability of such cash flow to fund our operations, working capital, capital expenditures, future business opportunities and other general corporate purposes;

•        restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•        limiting our ability to obtain additional financing;

•        limiting our ability to adjust to changing market conditions; and

•        placing us at a competitive disadvantage relative to our competitors who are less highly leveraged.

If we fail to comply with the terms of the Credit Agreement and there is an event of default, the creditor(s) may foreclose upon the assets securing our obligations thereunder.

To secure the performance of our obligations under the Credit Agreement, we granted SWK security interests in substantially all of the assets of BIOLASE and certain of our foreign and domestic subsidiaries. Our failure to comply with the terms of the Credit Agreement could result in an event of default thereunder. In that event, SWK will have the option to (and, in certain circumstances, will have the obligation to) foreclose on the assets of BIOLASE and certain of our subsidiaries pledged as collateral under the Credit Agreement or the other documents executed in connection with the Credit Agreement. The foreclosure on the Company’s assets could severely and negatively impact our business, financial condition, and results of operations.

Our ability to meet our redemption obligations under the existing convertible redeemable preferred stock depends on our earnings and cash flows, and we may not have sufficient funds to redeem such shares of preferred stock.

As of March 31, 2024, 15,821 and 5,000 shares of Series J Convertible Preferred Stock and Series H Convertible Preferred Stock were outstanding and redeemable by us on September 13, 2024 and May 24, 2025, respectively. No assurances can be given that we will be successful in making the required payments to the holders of the Series J Convertible Preferred Stock and/or the Series H Convertible Preferred Stock, or that we will be able to comply with the financial or other covenants contained in the Certificates of Designations for the Series J Convertible Preferred Stock and Series H Convertible Preferred Stock. If we are unable to make the required cash payments or otherwise comply with the Certificates of Designations due to insufficient funds, dividends will accrue on such preferred stock, the holders of such shares of preferred stock could foreclose against our assets, and/or we could be forced into bankruptcy or liquidation.

Risks Related to Our Failure to Comply with Nasdaq Listing Rules

Failure to meet Nasdaq’s continued listing requirements could result in the delisting of our common stock, negatively impact the price of our common stock and negatively impact our ability to raise additional capital.

On January 11, 2023, we received a deficiency letter from the Staff of the Nasdaq Stock Market (“Nasdaq”) notifying us that, for the last 30 consecutive business days, ending on January 10, 2023, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq rules, we were provided an initial period of 180 calendar days, or until July 10, 2023, to regain compliance with the Bid Price Rule.

On June 8, 2023, we were notified by the Staff of Nasdaq that we did not meet the minimum closing bid price requirement of $1.00 for continued listing, as set forth in the Bid Price Rule, as the Staff had determined that as of June 8, 2023, our common stock had a closing bid price of $0.10 or less for ten consecutive trading days, from May 24, 2023 through June 7, 2023. As such, the Staff had determined to delist our common stock from the Nasdaq Capital Market and to suspend trading of our common stock at the opening of business on June 20, 2023, and file a Form 25-NSE with the SEC. We timely requested a hearing to appeal this determination, which stayed the suspension of our common stock pending the decision from a Nasdaq Hearings Panel (the “Panel”).

We subsequently requested the Panel grant us a temporary exception to regain compliance with the Bid Price Rule. On July 5, 2023, the Panel granted us an exception until August 11, 2023 to demonstrate bid price compliance subject to us taking the following actions: (i) on July 20, 2023, we obtain stockholder approval for a reverse stock split at a ratio that is sufficient to regain and maintain long term compliance with the Bid Price Rule; (ii) on or before July 31, 2023, we effect a reverse stock split and, thereafter, maintain a $1.00 closing bid price for a minimum of ten consecutive business days; and (iii) on August 11, 2023, we demonstrated compliance with the Bid Price Rule, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions.

On July 20, 2023, we held a special meeting of our stockholders where the stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio between one-for-two (1:2) and one-for-one hundred (1:100). Immediately after the special meeting, our Board approved the 2023 Reverse Stock Split. On July 26, 2023, we filed an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the 2023 Reverse Stock Split, which became effective on July 27, 2023.

On August 14, 2023, we received a letter from the Nasdaq Office of General Counsel confirming the decision of the Panel that we demonstrated compliance with the requirements for continued listing on the Nasdaq Capital Market.

On March 4, 2024, we received a deficiency letter from the Staff of Nasdaq (the “March 2024 Deficiency Letter”) notifying us that, for the last 30 consecutive business days, ending on March 1, 2024, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to the Bid Price Rule. The March 2024 Deficiency Letter stated that, in accordance with Nasdaq rules, we were provided an initial period of 180 calendar days, or until September 3, 2024 (the “Compliance Date”), to regain compliance with the Bid Price Rule. Compliance is generally achieved if, at any time before the Compliance Date, the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days. However, the Staff may, in its discretion, require a company to satisfy the applicable bid price requirement for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that it has demonstrated an ability to maintain long-term compliance. The March 2024 Deficiency Letter also stated that if we did not regain compliance with the Bid Price Rule by the Compliance Date, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to provide written notice of our intention to cure the deficiency during the additional compliance period, by effecting a reverse stock split, if necessary, provided that we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement.

On April 15, 2024, we received a letter from the Staff of the Nasdaq (the “April 2024 Determination Letter”) notifying us that such April 2024 Determination Letter superseded the March 2024 Deficiency Letter. The March 2024 Deficiency Letter was issued by the Staff in error.

The April 2024 Determination Letter reiterated that we failed to meet the $1.00 minimum closing bid price requirement for 30 consecutive business days from January 19 through March 1, 2024, as required by Listing Rule 5550(a)(2), and that we are not eligible for an automatic compliance period because the Panel decision relating to us, dated August 14, 2023, subjected us to a Mandatory Panel Monitor for a period of one year pursuant to Listing Rule 5815(d)(4)(B).

Based on the foregoing, we timely requested a hearing before the Panel and were granted a hearing date in June 2024. The hearing request automatically stayed any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. The April 2024 Determination Letter stated that we would be asked to provide a plan to the Panel to regain compliance. Accordingly, we are currently preparing to present a plan to the Panel that includes a discussion of the events that we believe will enable us to regain compliance in the allotted time frame, which would include a commitment to effect a reverse stock split, if necessary. Pursuant to the Listing Rules, the Panel has the authority to grant us a further extension not to exceed October 14, 2024. The April 2024 Determination Letter further stated that pursuant to Listing Rule 5810(c)(3)(A)(iv) no further automatic compliance period would be provided to us because over the prior two-year period we had effected reverse stock splits with a cumulative ratio of 250 shares or more to one.

In addition, on November 14, 2023, we received a deficiency letter from the Staff notifying us that, based on our stockholders’ equity of $332,000 as of September 30, 2023, as reported in the our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders’ equity of at least $2.5 million. We were provided until December 29, 2023 to provide Nasdaq with a specific plan to achieve and sustain compliance with the foregoing listing requirement, which plan was provided to Nasdaq on December 22, 2023. Nasdaq subsequently requested that we submit a plan with greater detail, which we submitted to Nasdaq on January 22, 2024. On February 13, 2024, the Staff provided notice to us that it had granted us an extension to regain compliance with Nasdaq Listing Rule 5550(b)(1), conditioned upon us undertaking and closing no later than March 31, 2024 for the February 2024 Offering, which we subsequently consummated on February 15, 2024, and publicly disclose evidence of compliance with the minimum stockholders’ equity requirement. In the event we fail to evidence compliance with the stockholders’ equity rule upon the filing of our Form 10-Q for the period ending March 31, 2024 with the SEC and Nasdaq, we may be subject to delisting. We filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 with the SEC on May 13, 2024, which did not evidence compliance with the Nasdaq Listing Rule 5550(b)(1).

As a result, on May 14, 2024, we received an additional staff determination letter from the Staff notifying us that because our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 that was filed with the SEC on May 13, 2024 reported stockholders’ equity of ($1,934,000) as of March 31, 2024, we did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b). Accordingly, this matter serves as an additional basis for delisting of our common stock from The Nasdaq Stock Market and will be considered by the Panel in rendering a determination regarding our continued listing on The Nasdaq Capital Market. We requested a hearing before the Panel and was granted a hearing date in June 2024.

We intend to attempt to take actions to restore our compliance with Nasdaq’s listing requirements and intend to present a plan for compliance at the Panel hearing that is scheduled for June 2024; however, we can provide no assurance that we will be to achieve compliance or that Nasdaq will grant us any additional time to restore compliance especially in light of the fact that we were under review of a Mandatory Panel Monitor and have several current and prior noncompliance issues. Any perception that we may not regain compliance or a delisting of our common stock by Nasdaq could adversely affect our ability to attract new investors, decrease the liquidity of the outstanding shares of our common stock, reduce the price at which such shares trade and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholder. In addition, delisting of our common stock from Nasdaq could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate herein by reference contain “forward-looking statements,” as defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks, uncertainties and assumptions, which could cause actual results to differ materially from management’s expectations. Such forward-looking statements include statements, predictions or expectations regarding market opportunities, our plans for future products and services and enhancements of existing products and services, future market growth and our anticipated growth strategies, future demand for improved dental care and dental laser equipment, expansion of our international operations, compliance with laws and regulatory requirements, the impact of cost-saving measures and future decreases in expenses, statements regarding the effects of seasonality on revenue, anticipated cash needs, capital requirements and capital expenditures, needs for additional financing, anticipated use of proceeds from debt or equity financing, use of working capital, plans to explore potential collaborations, potential acquisitions of products and technologies, effects of engineering and development efforts, plans to expand our field sales force, the development of distributor relationships, our ability to attract customers, the adequacy of our facilities, products and solutions from competitors, our ability to maintain product quality standards, protection of patents and other technology, the ability of third-party payers to pay for costs of our products, limitations on capital expenditures, critical accounting policies and the impact of recent accounting pronouncements, recording tax benefits or other financial items in the future, plans, strategies, expectations or objectives of management for future operations, our financial condition or prospects and any other statement that is not historical fact. Forward-looking statements are identified by the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology.

Forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information available to management as of the date on which such forward-looking statement was made, all of which are subject to change. Forward-looking statements are subject to risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those stated or implied by our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

•        substantial doubt about our ability to continue as a going concern;

•        the effects of any global pandemic and the actions taken to contain it;

•        losses that we have experienced for each of the past three years;

•        global economic uncertainty and volatility in financial markets;

•        inability to raise additional capital on terms acceptable to us;

•        our relationships with, and the efforts of, third-party distributors;

•        failure in our efforts to train dental practitioners or to overcome the hesitation of dentists and patients to adopt laser technologies;

•        inconsistencies between future data and our clinical results;

•        competition from other companies, including those with greater resources;

•        our inability to successfully develop and commercialize enhanced or new products that remain competitive with products or alternative technologies developed by others;

•        the inability of our customers to obtain third-party reimbursement for their use of our products; limitations on our ability to use net operating loss carryforwards;

•        problems in manufacturing our products;

•        warranty obligations if our products are defective;

•        adverse publicity regarding our technology or products;

•        adverse events to our patients during the use of our products, regardless of whether caused by our products;

•        issues with our suppliers, including the failure of our suppliers to supply us with a sufficient amount or adequate quality of materials;

•        rapidly changing industry standards and competing technologies;

•        our inability to effectively manage and implement our growth strategies;

•        risks associated with operating in international markets, including potential liabilities under the Foreign Corrupt Practices Act;

•        breaches of our information technology systems;

•        seasonality;

•        litigation, including the failure of our insurance policies to cover certain expenses relating to litigation and our inability to reach a final settlement related to certain litigation;

•        disruptions to our operations at our primary manufacturing facility;

•        loss of our key management personnel or our inability to attract or retain qualified personnel;

•        risks and uncertainties relating to acquisitions, including difficulties integrating acquired businesses successfully into our existing operations and risks of discovering previously undisclosed liabilities;

•        failure to meet covenants in the Credit Agreement, dated as of November 9, 2018 (as amended from time to time, the “Credit Agreement”), by and between BIOLASE and SWK Funding, LLC;

•        interest rate risk, which could result in higher expense in the event of interest rate increases;

•        obligations to make debt payments under the Credit Agreement;

•        risks of foreclosure triggered by an event of default under the Credit Agreement;

•        failure to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), or maintain adequate internal control over financial reporting;

•        climate change initiatives;

•        failure of our intellectual property rights to adequately protect our technologies and potential third-party claims that our products infringe their intellectual property rights;

•        changes in government regulation or the inability to obtain or maintain necessary governmental approvals;

•        our failure to comply with existing or new laws and regulations, including fraud and abuse and health information privacy and securities laws;

•        changes in the regulatory requirements of the FDA applicable to laser products, dental devices or both;

•        recall or other regulatory action concerning our products after receiving FDA clearance or approval;

•        our failure to comply with continued listing requirements of the Nasdaq Capital Market; and

•        risks relating to ownership of our common stock, including high volatility and dilution.

Further information about factors that could materially affect us, including our results of operations, financial condition and stock price, is contained under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus. Except as required by law, we undertake no obligation to revise or update any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information, changes to future results over time or otherwise.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of all Units offered in this offering will be approximately $[•] million, after deducting placement agent fees and estimated offering expenses payable by us, based on an assumed offering price of $[•] per Unit, which represents the closing price of our common stock on Nasdaq on [•], 2024, assuming no issuance of Pre-Funded Units in connection with this offering. We estimate that our net proceeds from the sale of 50% of the Units offered in this offering will be approximately $[•] million, after deducting placement agent fees and estimated offering expenses payable by us, based on an assumed offering price of $[•] per Unit, which represents the closing price of our common stock on Nasdaq on [•], 2024, assuming no issuance of Pre-Funded Units in connection with this offering. These estimates exclude the proceeds, if any, from the exercise of the Warrants issued in connection with this offering. If all of the Class C Warrants offered in this offering were sold and exercised for cash, assuming an exercise price of $[•] per share ([•]% of the assumed offering price per Unit in this offering), we would receive additional proceeds of approximately $[•] million. If all of the Class D Warrants offered in this offering were sold and exercised for cash, assuming an exercise price of $[•] per share ([•]% of the assumed offering price per Unit in this offering), we would receive additional proceeds of approximately $[•] million. If 50% of the Class C Warrants offered in this offering were sold and exercised for cash, assuming an exercise price of $[•] per share ([•]% of the assumed offering price per Unit in this offering), we would receive additional net proceeds of approximately $[•] million. If 50% of the Class D Warrants offered in this offering were sold and exercised for cash, assuming an exercise price of $[•] per share ([•]% of the assumed offering price per Unit in this offering), we would receive additional net proceeds of approximately $[•] million. We cannot predict when or if any of these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised. In addition, if the Class D Warrants are exercised by way of an alternative cashless exercise, assuming receipt of Warrant Stockholder Approval, such exercising holder will receive three shares of our common stock for each Class D Warrant they exercise, without any cash payment to us.

Each $0.05 increase (decrease) in the assumed public offering price of $[•] per Unit, which represents the closing price of our common stock on Nasdaq on [•], 2024, would increase (decrease) the net proceeds to us from this offering by approximately $[•] million, assuming the number of securities offered, as set forth on the cover page of this prospectus, remains the same, and after deducting placement agent fees and estimated offering expenses payable by us and assuming no exercise of Warrants and no issuance of Pre-Funded Units in connection with this offering. Each 500,000 Unit increase (decrease) in the number of Units offered by us in this offering would increase (decrease) the net proceeds to us from this offering by approximately $[•], assuming that the price per Unit for the offering remains at the assumed price of $[•], which represents the closing price of our common stock on Nasdaq on [•], 2024, and after deducting the placement agent fees and estimated offering expenses payable by us and assuming no exercise of the Warrants and no issuance of Pre-Funded Units in connection with this offering.

Because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the proceeds of this offering for working capital and for general corporate purposes. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our Board and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

DILUTION

If you purchase securities in the offering, you will experience immediate dilution to the extent of the difference between the public offering price per share included as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units and our net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2024, our historical net tangible book value was approximately $(2.7 million), or approximately $(0.08) per share.

After giving effect to the assumed sale of [•] Units in this offering at an assumed public offering price of $[•] per Unit, which represents the closing price of our common stock on Nasdaq on [•], 2024 and after deducting the placement agent fees and estimated offering expenses payable by us, but assuming that no Pre-Funded Units are sold in the offering and no exercise of any of the Warrants issued in connection with this offering, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $[•] million, or approximately $[•] per share. This represents an immediate increase in net tangible book value of $[•] per share to existing stockholders and immediate dilution in net tangible book value of $[•] per share to new investors purchasing Units in this offering.

The following table illustrates this dilution on a per-share basis (unaudited):

Assumed public offering price per share			$	[__]
Historical net tangible book value per share as of March 31, 2024		$(0.08)
Increase in as adjusted net tangible book value per share attributable to the offering	$	[__]
As adjusted net tangible book value per share after the offering			$	[__]
Dilution per share to new investors participating in the offering			$	[__]

A $0.10 increase or decrease in the assumed public offering price of $[•] per Unit, based on the last reported sale price for our common stock as reported on the Nasdaq Capital Market on [•], 2024, would decrease the number of shares of common stock offered in this offering by approximately [•] million shares or increase the number of shares of our common stock offered in this offering by approximately [•] million shares, respectively.

We may also increase or decrease the number of Units we are offering. An increase of 100,000 in the number of Units offered by us would increase our as adjusted net tangible book value by approximately $[•] million, or $[•] per share, and decrease the dilution per share to investors participating in this offering by $[•] per share, assuming the assumed offering price per Unit remains the same, no issuance of Pre-Funded Units in this offering and after deducting the estimated placement agent commissions and estimated offering expenses payable by us. Similarly, a decrease of 100,000 in the number of Units offered by us would decrease our as adjusted net tangible book value by approximately $[•] million or $[•] per Units, and increase the dilution per share to investors participating in this offering by $[•] per share, assuming the assumed offering price per Units remains the same, no issuance of Pre-Funded Units in this offering and after deducting the estimated placement agent commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual offering price, the actual number of Units we offer in this offering, and other terms of this offering determined at pricing.

The number of shares of common stock that will be outstanding immediately after this offering as shown above is based on 33,256,943 shares of common stock outstanding as of March 31, 2024. This amount excludes, as of March 31, 2024:

•        464 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $6,302.13 per share;

•        46,710 shares of our common stock issuable upon the settlement of outstanding restricted stock units;

•        24,104,005 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $2.68 per share;

•        291 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding phantom restricted stock units, which may also be settled, at the sole discretion of our board of directors, in cash;

•        236 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding stock appreciation rights, which may also be settled, at the sole discretion of our board of directors, in cash;

•        53,677 additional shares of our common stock reserved for future issuance under our 2018 Long-Term Incentive Plan;

•        17,883 shares of our common stock issuable upon the conversion of outstanding shares of Series H Convertible Preferred Stock;

•        485,307 shares of our common stock issuable upon the conversion of outstanding shares of Series J Convertible Preferred Stock; and

•        91,132 shares of our common stock issuable upon paid in-kind dividends on our outstanding shares of Series J Convertible Preferred Stock and Series H Convertible Preferred Stock, assuming all shares of Series J Convertible Preferred Stock and Series H Convertible Preferred Stock remain outstanding as of the dividend dates.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise, settlement or conversion of outstanding options, restricted stock units, warrants, phantom restricted stock units, Series H Convertible Preferred Stock, Series H Warrants, Series J Convertible Preferred Stock and Series J Warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have not declared or paid dividends to common stockholders since inception and do not plan to pay cash dividends in the foreseeable future to common stockholders. We currently intend to retain earnings, if any, to finance our growth.

Dividends on the Series H Convertible Preferred Stock are paid in-kind (“Series H PIK dividends”) in additional shares of Series H Convertible Preferred Stock based on the stated value of $50.00 per share at the dividend rate of 20.0%. The PIK dividends will be a one-time payment payable to holders of the Series H Convertible Preferred Stock of record at the close of business on the one-year anniversary of the original issue date. On or about May 31, 2024, we issued an aggregate of 1,923 additional shares of Series H Convertible Preferred Stock as Series H PIK dividends.

Dividends on the Series J Convertible Preferred Stock are paid in-kind (“Series J PIK dividends”) in additional shares of Series J Convertible Preferred Stock based on the stated value of $100.00 per share at the dividend rate of 5.0% per quarter. The PIK dividends are paid quarterly payable to holders of the Series J Convertible Preferred Stock of record at the close of business on record at the close of business on October 31, 2023, January 31, 2024, April 30, 2024 and July 31, 2024. We paid a total of: (i) 3,094 shares of Series J PIK dividends to holders of record on October 31, 2023, (ii) 1,217 shares of Series J PIK dividends to holders of record on January 31, 2024, and (iii) 1,318 shares of Series J PIK dividends to holders of record on April 30, 2024.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2024:

•        on an actual basis; and

•        on an as adjusted basis to give effect to the sale by us of [•] Units in this offering at an assumed public offering price of $[•] per Unit, which represents the closing price of our common stock on Nasdaq on [•], 2024, after deducting the estimated placement agent fees and estimated offering expenses, and assuming no sale of any Pre-Funded Units in this offering and no exercise of the Warrants issued in connection with this offering.

You should read the following table in conjunction with the “Use of Proceeds” section included elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes and the other financial and statistical information included in our Form 10-K and Form 10-Q, which are incorporated by reference in this prospectus. See the section in this prospectus entitled “Incorporation of Certain Information by Reference” for more information regarding documents incorporated by reference herein.

	As of March 31, 2024
	Actual (unaudited)	As Adjusted
	(in thousands except per share data)
Cash and cash equivalents	$6,393	$	[•]
Non-current term loan, net of discount	$11,207		$11,207
Mezzanine Equity:
Series H Convertible Redeemable Preferred Stock, par value $0.001 per share; 370 authorized, 5 shares issued and outstanding, actual and 5 shares issued and outstanding, as adjusted	346		346
Series J Convertible Redeemable Preferred Stock, par value $0.001 per share; 160 authorized, 16 shares issued and outstanding, actual and 16 shares issued and outstanding, as adjusted	1,857		1,857
Stockholders’ equity:
Common stock, par value $0.001 per share; 180,000 shares authorized, 33,257, shares issued outstanding, actual, [•] shares issued and outstanding, as adjusted	33		[•]
Additional paid-in capital	321,957		[•]
Accumulated other comprehensive loss	(639)		[•]
Accumulated deficit	(323,285)		[•]
Total stockholders’ (deficit) equity	(1,934)		[•]
Total Capitalization	$11,476	$	[•]

A $0.10 increase (decrease) in the assumed public offering price of $[•] per Unit would increase (decrease) the cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $[•] million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated placement agent fees and estimated offering expenses payable by us and assuming no exercise of Warrants and no issuance of Pre-Funded Units in this offering.

Similarly, a 100,000 Unit increase or decrease in the number of Units offered by us, as set forth on the cover page of this prospectus, would increase or decrease the cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $[•] million, assuming the assumed public offering price of $[•] per Unit remains the same, no issuance of Pre-Funded Units in this offering, no exercise of Warrants and after deducting estimated placement agent fees and estimated offering expenses payable by us.

The number of shares of common stock that will be outstanding immediately after this offering as shown above is based on 33,256,943 shares of common stock outstanding as of March 31, 2024. This amount excludes, as of March 31, 2024:

•        464 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $6,302.13 per share;

•        46,710 shares of our common stock issuable upon the settlement of outstanding restricted stock units;

•        24,104,005 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $2.68 per share;

•        291 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding phantom restricted stock units, which may also be settled, at the sole discretion of our board of directors, in cash;

•        236 shares of our common stock that may be issued, at the sole discretion of our board of directors, upon the settlement of outstanding stock appreciation rights, which may also be settled, at the sole discretion of our board of directors, in cash;

•        53,677 additional shares of our common stock reserved for future issuance under our 2018 Long-Term Incentive Plan;

•        17,883 shares of our common stock issuable upon the conversion of outstanding shares of Series H Convertible Preferred Stock;

•        485,307 shares of our common stock issuable upon the conversion of outstanding shares of Series J Convertible Preferred Stock; and

•        91,132 shares of our common stock issuable upon paid in-kind dividends on our outstanding shares of Series J Convertible Preferred Stock and Series H Convertible Preferred Stock, assuming all shares of Series J Convertible Preferred Stock and Series H Convertible Preferred Stock remain outstanding as of the dividend dates.

Except as otherwise noted, all information in this prospectus assumes:

•        no Pre-Funded Units are sold in this offering; and

•        no exercise of the Warrants issued in connection with this offering.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and our Restated Certificate of Incorporation, as amended (the “Charter”), and our Eighth Amended and Restated Bylaws (“Bylaws”). Copies of our Charter and Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

Our Authorized Capital Stock

Under our Charter, we are authorized to issue 180,000,000 shares of our common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Our Board has designated the following shares of preferred stock: (i) 370,000 shares as Series H Convertible Redeemable Preferred Stock, par value $0.001 per share, with a liquidation preference of $50.00 per share, (ii) 125,000 shares of Series I Preferred Stock, par value $0.001 per share, and (iii) 160,000 shares of Series J Convertible Redeemable Preferred Stock, par value $0.001 per share, with a liquidation preference of $100.00 per share.

As of May 29, 2024, there were 33,394,979 shares of our common stock issued and outstanding, and the number of holders of record was 11. In addition, as of May 29, 2024, an aggregate of 23,875,968 shares were subject to outstanding warrants to purchase shares of our common stock, 454 shares were subject to outstanding options to purchase shares of our common stock, 236 shares were subject to outstanding stock appreciation rights, and 35,600 shares were subject to settlement of unvested restricted stock units. As of May 29, 2024, there were 5,000 shares of our Series H Convertible Preferred Stock issued and outstanding, 67,500 shares of Series H Convertible Preferred Stock subject to outstanding Series H Warrants and no shares of our Series I Preferred Stock were issued and outstanding. As of May 29, 2024, there were 17,136 shares of our Series J Convertible Preferred Stock issued and outstanding, and 30,020 shares of Series J Convertible Preferred Stock subject to outstanding Series J Warrants.

Common Stock

Voting Rights.    Holders of our common stock are entitled to one vote per share. Except as required by the DGCL, our Charter or our Bylaws, matters will generally be decided by the affirmative vote of the holders of a majority in voting power of the shares of capital stock present in person or represented by proxy at a meeting and entitled to vote on the subject matter. Our Bylaws provide that each of our directors is elected by the affirmative vote of a majority of the votes cast with respect to such director in uncontested elections. In a contested election, each of our directors is elected by an affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote with respect to the election of such director. A “contested election” is defined in our Bylaws as an election with respect to which, as of the record date for the meeting at which directors are to be elected, the number of nominees exceeds the number of directors to be elected at such meeting. Vacancies on our Board may be filled by an affirmative vote of two-thirds of the remaining members of our Board or at a meeting of the stockholders in the manner set forth above.

Dividend Rights.    Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends that may be declared by our Board out of funds legally available for the payment of dividends. Our ability to pay dividends on our common stock will be limited by restrictions on our ability to pay dividends or make distributions to our stockholders and on the ability of our subsidiaries to pay dividends or make distributions to us, in each case, under the terms of our current, and any future, agreements governing our indebtedness.

Other Rights.    Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that our Board may designate and we may issue in the future. Holders of our common stock have no preemptive, conversion or other rights to subscribe for additional shares. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Liquidation Rights.    Subject to any preferential rights of any outstanding shares of our preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Standstill Agreements.    Pursuant to (1) a standstill agreement with Jack W. Schuler, Renate Schuler and the Schuler Family Foundation (collectively, the “Schuler Parties”), dated November 10, 2015 (as amended on August 1, 2016 and November 9, 2017, the “Schuler Standstill Agreement”), and (2) a standstill agreement with Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC and Oracle Investment Management, Inc. (collectively, the “Oracle Parties”) dated November 10, 2015 (as amended on August 1, 2016 and November 9, 2017, the “Oracle Standstill Agreement” and, together with the Schuler Standstill Agreement, the “Standstill Agreements”), each of the Schuler Parties and the Oracle Parties agreed with respect to itself and its associates and affiliates (i) not to purchase or acquire any shares of our common stock if such a purchase would result in aggregate beneficial ownership by it and its affiliates and associates in excess of 41% of the issued and outstanding shares of our common stock and (ii) not to sell, transfer or otherwise convey shares of our common stock (or warrants or other rights to acquire shares of our common stock) to anyone who will immediately thereafter beneficially own shares in excess of 20% of the issued and outstanding shares of our common stock, as a result of such transfer and other transfers from third parties.

Preferred Stock

Our Charter authorizes our Board to provide for the issuance of shares of up to 1,000,000 shares of preferred stock in one or more series without further authorization from stockholders. Prior to issuance of shares of each series, our Board is required by the DGCL and our Charter to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof. As of May 15, 2024, we had: (i) 5,000 shares of Series H Convertible Preferred Stock outstanding (equal to 17,883 shares of our common stock issuable upon the conversion of these outstanding shares of Series H Convertible Preferred Stock), and (ii) 14,606 shares of Series J convertible Preferred Stock outstanding (equal to 448,037 shares of our common stock issuable upon the conversion of these outstanding shares of Series J Convertible Preferred Stock). No other shares of preferred stock were outstanding as of the date of this prospectus.

Series H Convertible Preferred Stock

Maturity.    The Series H Convertible Preferred Stock matures two (2) years from the original issue date.

Ranking and Liquidation Preference.    Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, prior and in preference to the common stock, holders of the Series H Convertible Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders an amount equal in cash to 100% of the aggregate stated value of $50.00 per share (the “Series H Stated Value”) of all shares of Series H Convertible Preferred Stock held by such holder, and any other fees then due and owing thereon under the certificate of designation establishing the Series H Convertible Preferred Stock (the “Series H Certificate of Designation”), and no more, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Dividends.    The Series H Certificate of Designation provides that dividends on the Series H Convertible Preferred Stock shall be paid in-kind (“Series H PIK dividends”) in additional shares of Series H Convertible Preferred Stock based on the Series H Stated Value of $50.00 per share at the dividend rate of 20.0% (the “Series H Dividend Rate”). The Series H PIK dividends will be a one-time payment payable to holders of the Series H Convertible Preferred of record at the close of business on the one-year anniversary of the original issuance date (the “Series H Dividend Record Date”). Series H PIK dividends on each share of Series H Convertible Preferred Stock shall be paid three business days after the Series H Dividend Record Date in additional fully paid and nonassessable, registered shares of Series H Convertible Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Series H Dividend Rate and (ii) the Series H Stated Value of $50.00 per share, by (B) $26.00.

Conversion.    The Series H Convertible Preferred Stock is convertible at any time at the option of the holder. Except as provided below, the Series H Convertible Preferred Stock is not convertible into or exchangeable for any other securities or property.

Conversion at Option of Holder.    Each share of Series H Convertible Preferred Stock is convertible into shares of our common stock at the conversion price of $13.98 per share of our common stock (the “Series H Conversion Price”), which Series H Conversion Price is subject to adjustment and is based on the closing price of our common stock on May 23, 2023.

Holders shall effect conversions of the Series H Convertible Preferred Stock by providing us a conversion notice (a “Series H Notice of Conversion”), duly completed and executed. The Series H Notice of Conversion must specify the number of shares of Series H Convertible Preferred Stock then held by the holder and the number of such shares which the holder is converting. To effect conversions of shares of Series H Convertible Preferred Stock, a holder shall not be required to surrender the certificate(s), if any, representing the shares of Series H Convertible Preferred Stock to us unless all of the shares of Series H Convertible Preferred Stock represented thereby are so converted, in which case such holder shall deliver the certificate representing such shares of Series H Convertible Preferred Stock promptly following the conversion date at issue. Shares of Series H Convertible Preferred Stock converted into our shares of Common Stock shall be canceled and shall not be reissued.

If, at any time while the Series H Convertible Preferred Stock is outstanding: we (A) pay a stock dividend or otherwise make a distribution or distributions payable in shares of our common stock or any other Common Stock Equivalents (as defined in the Series H Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of Common Stock issued by us upon conversion of the Series H Convertible Preferred Stock, or payment of a dividend on the Series H Convertible Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivide outstanding shares of Common Stock into a larger number of shares; (C) combine (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (D) issue, in the event of a reclassification of shares of the Common Stock, any shares of our capital stock, which we refer to collectively as the “Anti-Dilution Provisions”, then the Series H Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares). Any adjustment made as a result of the Anti-Dilution Provisions shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of the Anti-Dilution Provisions, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares) issued and outstanding. Whenever the Series H Conversion Price is adjusted pursuant to any Anti-Dilution Provision, we will promptly deliver to each holder of Series H Convertible Preferred Stock a notice setting forth the Series H Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding the foregoing in no event may the Series H Conversion Price be less than the par value per share of Series H Convertible Preferred Stock.

Obligations Absolute.    Subject to holder’s right to rescind a notice of conversion, our obligation to issue and deliver the shares of Common Stock upon conversion of Series H Convertible Preferred Stock in accordance with its terms are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to us or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit our obligation to such holder in connection with the issuance of such shares of Common Stock. If we fail to deliver to a holder shares of Common Stock upon conversion by the Share Delivery Date (as defined in the Series H Certificate of Designation) applicable to such conversion, we shall pay to such holder, in cash, as liquidated damages and not as a penalty, for each $250 of Series H Stated Value of Series H Convertible Preferred Stock being converted, $2.50 per Trading Day (as defined in the Series H Certificate of Designation) (increasing to $5 per Trading Day on the third Trading Day after the Share Delivery Date and increasing to $10 per Trading Day on the sixth Trading Day after the Share Delivery Date) for each Trading Day after the Share Delivery Date until such Conversion Shares (as defined in the Series H Certificate of Designation) are delivered or holder rescinds such conversion.

Buy-In on Failure to Timely Deliver Certificates Upon Conversion.    If we fail to deliver to a holder the applicable certificate or certificates or to effect a delivery via DWAC, as applicable, by the Share Delivery Date (other than a failure caused by incorrect or incomplete information provided by the holder to us), and if after such Share Delivery Date the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such holder of the Conversion Shares which the holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then we are obligated to (A) pay in cash to the holder (in addition to any other remedies available to or elected by the holder) the amount by which (x) the holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the holder, either reissue (if surrendered) the shares of Series H Convertible Preferred Stock equal to the number of shares of Series H Convertible Preferred Stock submitted for conversion or deliver to the holder the number of shares of Common Stock that would have been issued if we had timely complied with our delivery requirements. For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series H Convertible Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, we would be required to pay such holder $1,000. The holder shall provide us written notice, within three Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by us. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect our failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series H Convertible Preferred Stock as required pursuant to the terms hereof; provided, however, that the holder shall not be entitled to both (i) require the reissuance of the shares of Series H Convertible Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if we had timely complied with applicable delivery requirements.

Reservation of Shares Issuable Upon Conversion.    We have agreed that we will at all times reserve and keep available out of our authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series H Convertible Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holders of the Series H Convertible Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of all outstanding shares of Series H Convertible Preferred Stock. We have further agreed that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and free and clear of all liens and other encumbrances.

Beneficial Ownership Limitation.    Notwithstanding anything herein to the contrary, we shall not effect any conversion of the Series H Convertible Preferred Stock, and a Holder shall not have the right to convert any portion of the Series H Convertible Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Series H Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Series H Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Series H Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series H Convertible Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Series H Convertible Preferred Stock beneficially owned by such Holder or any of its Affiliates or Series H Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series H Convertible Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Series H Attribution Parties. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether the Series H Convertible Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Series H Attribution Parties) and of how many shares of Series H Convertible Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Series H Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Series H Convertible Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Series H Attribution Parties) and how many shares of the Series H Convertible Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to us each time it delivers a Series H Notice of Conversion that such Series H Notice of Conversion has not violated the restrictions set forth in this section and we shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) our most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by us or (iii) a more recent written notice by us or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, we within one (1) Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of our securities, including the Series H Convertible Preferred Stock, by such Holder or its Affiliates or Series H Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Series H Convertible Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series H Convertible Preferred Stock held by the applicable Holder. A Holder, upon notice to us, may increase or decrease the Beneficial Ownership Limitation provisions of this section applicable to its Series H Convertible Preferred Stock; provided, that the Beneficial Ownership Limitation shall not in any event exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Series H Convertible Preferred Stock held by the Holder and the provisions of this section shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to us and shall only apply to such Holder and no other Holder. The Beneficial Ownership Limitation shall not be waived by us or the Holder and upon issuance of the Series H Convertible Preferred Stock by us, and the purchase thereof by the Holder, each of us and the Holder shall be deemed to acknowledge such limitation and to agree not to waive it. The provisions of this section shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this section to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section shall apply to a successor holder of Series H Convertible Preferred Stock.

Subsequent Rights Offerings.    In addition to any Anti-Dilution Adjustments described above, if at any time we grant, issue or sell any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock or any class thereof (the “Series H Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Series H Purchase Rights, the aggregate Series H Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Series H Convertible Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Series H Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Series H Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Pro Rata Distributions.    During such time as the Series H Convertible Preferred Stock is outstanding, if we declare or make any dividend or other distribution of our assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) ( a “Series H Distribution”), then, in each such case, the Holder shall be entitled to participate in such Series H Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series H Convertible Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Series H Distribution, or, if no such record is taken, the date as of which the record holders of shares of our common stock are to be determined for the participation in such Series H Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Series H Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the

Holder shall not be entitled to participate in such Series H Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Series H Distribution to such extent) and the portion of such Series H Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Fundamental Transactions.    In the event of a Fundamental Transaction (as defined in the Series H Certificate of Designation) and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding Common Stock, the holders of the Series H Convertible Preferred Stock will be entitled to receive upon conversion of the Series H Convertible Preferred Stock the kind and amount of securities, cash or other property that the holders would have received had they converted the Series H Convertible Preferred Stock immediately prior to such Fundamental Transaction (without regard to the Beneficial Ownership Limitation).

Mandatory Redemption.    If any shares of Series H Convertible Preferred Stock are outstanding at the end of the two (2) year term, then we shall promptly redeem all of such outstanding shares of Series H Convertible Preferred Stock on a pro rata basis among all of the Holders of Series H Convertible Preferred Stock commencing on the two-year anniversary of the original issue date in cash at a price per Series H Convertible Preferred Share equal to the sum of (x) 100% of the Series H Stated Value plus (y) all other amounts due in respect of the Series H Convertible Preferred Stock (if any).

Limited Voting Rights.    Holders of the Series H Convertible Preferred Stock will not have any voting rights, except as described below or as otherwise required by law.

In any matter in which the Series H Convertible Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series H Convertible Preferred Stock will be entitled to one vote per share. So long as any shares of Series H Convertible Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of a majority of the outstanding shares of Series H Convertible Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose:

•        alter or change adversely the powers, preferences or rights given to the Series H Convertible Preferred Stock or alter or amend the Series H Certificate of Designation;

•        increase the number of authorized shares of Series H Convertible Preferred Stock; or

•        enter into any agreement with respect to any of the foregoing.

The rules and procedures for calling and conducting any meeting of the holders of the Series H Convertible Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of our Charter, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series H Convertible Preferred Stock may be listed or traded at the time.

Holders of the Series H Convertible Preferred Stock will not have any voting rights with respect to, and the consent of the holders of the Series H Convertible Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series H Convertible Preferred Stock, except as described above.

No Preemptive Rights.    No holders of the Series H Convertible Preferred Stock will, as holders of Series H Convertible Preferred Stock, have any preemptive rights to purchase or subscribe for the Common Stock or any other security.

Exclusion of Other Rights.    The shares of the Series H Convertible Preferred Stock do not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in the Series H Certificate of Designation or in our Charter.

Registration; Transfer.    Pursuant to the terms of the Series H Certificate of Designation, we are obligated to maintain an effective registration statement covering: (a) the issuance of shares of Common Stock issuable upon conversion of the Series H Convertible Preferred Stock and (b) the issuance of additional shares of Series H Convertible Preferred Stock pursuant to our obligation to pay Series H PIK dividends, in each case, until such time as no Series H Convertible Preferred Stock (and no Warrants exercisable for shares of Series H Convertible Preferred Stock) remain outstanding, unless there is available an exemption from, or a transaction not subject to, the registration requirements of the Securities Act that covers the issuance of the Series H Convertible Preferred Stock and the shares of Common Stock issuable upon conversion of such shares of Series H Convertible Preferred Stock.

Series J Convertible Preferred Stock

Maturity.    The Series J Convertible Preferred Stock matures one (1) year from the original issue date.

Ranking and Liquidation Preference.    Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, prior and in preference to the Common Stock, holders of the Series J Convertible Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders an amount equal in cash to 100% of the aggregate Stated Value of $100.00 per share (the “Stated Value”) of all shares of Series J Convertible Preferred Stock held by such holder, and any other fees then due and owing thereon under the certificate of designation establishing the Series J Convertible Preferred Stock (the “Series J Certificate of Designation”), and no more, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Dividends.    The Series J Certificate of Designation shall provide that dividends on the Series J Convertible Preferred Stock shall be paid in-kind (“Series J PIK dividends”) in additional shares of Series J Convertible Preferred Stock based on the stated value of $100.00 per share and the annual dividend rate of 20.0% and a quarterly dividend rate of 5.0% (the “Quarterly Dividend Rate”). The Series J PIK dividends will be paid on a quarterly basis for one year following the issuance of the Series J Convertible Preferred Stock payable to holders of the Series J Convertible Preferred of record at the close of business at the end of October 31, 2023, January 31, 2024, April 30, 2024 and July 31, 2024 (each a “Series J Dividend Record Date”) at the Quarterly Dividend Rate. Series J PIK dividends on each share of Series J Convertible Preferred Stock shall be paid three business days after each Series J Dividend Record Date in additional fully paid and nonassessable, registered shares of Series J Convertible Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Quarterly Dividend Rate and (ii) the stated value of $100.00 per share, by (B) $60.00.

Conversion.    The Series J Convertible Preferred Stock is convertible at any time at the option of the holder. Except as provided below, the Series J Convertible Preferred Stock is not convertible into or exchangeable for any other securities or property.

Conversion at Option of Holder.    Each share of Series J Convertible Preferred Stock is convertible into shares of our common stock the conversion price of $4.37 per share of our common stock (the “Series J Conversion Price”), which Series J Conversion Price is subject to adjustment and is based on the closing price of our common stock on August 31, 2023.

Holders shall effect conversions of the Series J Convertible Preferred Stock by providing us a conversion notice (a “Notice of Conversion”), duly completed and executed. The Notice of Conversion must specify the number of shares of Series J Convertible Preferred Stock then held by the holder and the number of such shares which the holder is converting. To effect conversions of shares of Series J Convertible Preferred Stock, a holder shall not be required to surrender the certificate(s), if any, representing the shares of Series J Convertible Preferred Stock to us unless all of the shares of Series J Convertible Preferred Stock represented thereby are so converted, in which case such holder shall deliver the certificate representing such shares of Series J Convertible Preferred Stock promptly following the conversion date at issue. Shares of Series J Convertible Preferred Stock converted into our shares of Common Stock shall be canceled and shall not be reissued.

If, at any time while the Series J Convertible Preferred Stock is outstanding: we (A) pay a stock dividend or otherwise make a distribution or distributions payable in shares of our common stock or any other Common Stock Equivalents (as defined in the Series J Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of Common Stock issued by us upon conversion of the Series J Convertible Preferred Stock, or payment of a dividend on the Series J Convertible Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivide outstanding shares of Common Stock into a larger number of shares; (C) combine (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (D) issue, in the event of a reclassification of shares of the Common Stock, any shares of our capital stock, which we refer to collectively as the “Anti-Dilution Provisions”, then the Series J Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares). Any adjustment made as a result of the Anti-Dilution Provisions shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of the Anti-Dilution Provisions, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares) issued and outstanding.

Whenever the Series J Conversion Price is adjusted pursuant to any Anti-Dilution Provision, we will promptly deliver to each holder of Series J Convertible Preferred Stock a notice setting forth the Series J Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding the foregoing in no event may the Series J Conversion Price be less than the par value per share of Series J Convertible Preferred Stock.

Obligations Absolute.    Subject to holder’s right to rescind a notice of conversion, our obligation to issue and deliver the shares of Common Stock upon conversion of Series J Convertible Preferred Stock in accordance with its terms are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to us or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit our obligation to such holder in connection with the issuance of such shares of Common Stock. If we fail to deliver to a holder shares of Common Stock upon conversion by the Share Delivery Date (as defined in the Series J Certificate of Designation) applicable to such conversion, we shall pay to such holder, in cash, as liquidated damages and not as a penalty, for each $250 of Stated Value of Series J Convertible Preferred Stock being converted, $2.50 per Trading Day (increasing to $5 per Trading Day on the third Trading Day after the Share Delivery Date and increasing to $10 per Trading Day on the sixth Trading Day after the Share Delivery Date) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion.

Buy-In on Failure to Timely Deliver Certificates Upon Conversion.    If we fail to deliver to a holder the applicable certificate or certificates or to effect a delivery via DWAC, as applicable, by the Share Delivery Date (other than a failure caused by incorrect or incomplete information provided by the holder to us), and if after such Share Delivery Date the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such holder of the Conversion Shares which the holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then we are obligated to (A) pay in cash to the holder (in addition to any other remedies available to or elected by the holder) the amount by which (x) the holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the holder, either reissue (if surrendered) the shares of Series J Convertible Preferred Stock equal to the number of shares of Series J Convertible Preferred Stock submitted for conversion or deliver to the holder the number of shares of Common Stock that would have been issued if we had timely complied with our delivery requirements. For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series J Convertible Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, we would be required to pay such holder $1,000. The holder shall provide us written notice, within three Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by us. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect our failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series J Convertible Preferred Stock as required pursuant to the terms hereof; provided, however, that the holder shall not be entitled to both (i) require the reissuance of the shares of Series J Convertible Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if we had timely complied with applicable delivery requirements.

Reservation of Shares Issuable Upon Conversion.    We have agreed that we will at all times reserve and keep available out of our authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series J Convertible Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holders of the Series J Convertible Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of all outstanding shares of Series J Convertible Preferred Stock. We have further agreed that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and free and clear of all liens and other encumbrances.

Beneficial Ownership Limitation.    Notwithstanding anything herein to the contrary, we shall not effect any conversion of the Series J Convertible Preferred Stock, and a Holder shall not have the right to convert any portion of the Series J Convertible Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series J Convertible Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Series J Convertible Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series J Convertible Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether the Series J Convertible Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Series J Convertible Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Series J Convertible Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Series J Convertible Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to us each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this section and we shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) our most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by us or (iii) a more recent written notice by us or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, we within one (1) Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of our securities, including the Series J Convertible Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Series J Convertible Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series J Convertible Preferred Stock held by the applicable Holder. A Holder, upon notice to us, may increase or decrease the Beneficial Ownership Limitation provisions of this section applicable to its Series J Convertible Preferred Stock; provided, that the Beneficial Ownership Limitation shall not in any event exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Series J Convertible Preferred Stock held by the Holder and the provisions of this section shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to us and shall only apply to such Holder and no other Holder. The Beneficial Ownership Limitation shall not be waived by us or the Holder and upon issuance of the Series J Convertible Preferred Stock by us, and the purchase thereof by the Holder, each of us and the Holder shall be deemed to acknowledge such limitation and to agree not to waive it. The provisions of this section shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this section to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section shall apply to a successor holder of Series J Convertible Preferred Stock.

Subsequent Rights Offerings.    In addition to any Anti-Dilution Adjustments described above, if at any time we grant, issue or sell any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock or any class thereof (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Series J Convertible Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Pro Rata Distributions. During such time as the Series J Convertible Preferred Stock is outstanding, if we declare or make any dividend or other distribution of our assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) ( a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series J Convertible Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of our common stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Fundamental Transactions.    In the event of a Fundamental Transaction (as defined in the Series J Certificate of Designation) and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding Common Stock, the holders of the Series J Convertible Preferred Stock will be entitled to receive upon conversion of the Series J Convertible Preferred Stock the kind and amount of securities, cash or other property that the holders would have received had they converted the Series J Convertible Preferred Stock immediately prior to such Fundamental Transaction (without regard to the Beneficial Ownership Limitation).

Mandatory Redemption.    If any shares of Series J Convertible Preferred Stock are outstanding at the end of the one (1) year term, then we shall promptly redeem all of such outstanding shares of Series J Convertible Preferred Stock on a pro rata basis among all of the Holders of Series J Convertible Preferred Stock commencing on the one-year anniversary of the original issue date in cash at a price per Series J Convertible Preferred Share equal to the sum of (x) 100% of the Stated Value plus (y) all other amounts due in respect of the Series J Convertible Preferred Stock (if any).

Limited Voting Rights.    Holders of the Series J Convertible Preferred Stock will not have any voting rights, except as described below or as otherwise required by law.

In any matter in which the Series J Convertible Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series J Convertible Preferred Stock will be entitled to one vote per share. So long as any shares of Series J Convertible Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of a majority of the outstanding shares of Series J Convertible Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose:

•        alter or change adversely the powers, preferences or rights given to the Series J Convertible Preferred Stock or alter or amend the Series J Certificate of Designation;

•        increase the number of authorized shares of Series J Convertible Preferred Stock; or

•        enter into any agreement with respect to any of the foregoing.

The rules and procedures for calling and conducting any meeting of the holders of the Series J Convertible Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series J Convertible Preferred Stock may be listed or traded at the time.

Holders of the Series J Convertible Preferred Stock will not have any voting rights with respect to, and the consent of the holders of the Series J Convertible Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series J Convertible Preferred Stock, except as described above.

No Preemptive Rights.    No holders of the Series J Convertible Preferred Stock will, as holders of Series J Convertible Preferred Stock, have any preemptive rights to purchase or subscribe for the Common Stock or any other security.

Exclusion of Other Rights.    The shares of the Series J Convertible Preferred Stock do not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in the Series J Certificate of Designation or in our Charter.

Registration; Transfer.    Pursuant to the terms of the Series J Certificate of Designation, we are obligated to maintain an effective registration statement covering: (a) the issuance of shares of Common Stock issuable upon conversion of the Series J Convertible Preferred Stock and (b) the issuance of additional shares of Series J Convertible Preferred Stock pursuant to our obligation to pay Series J PIK dividends, in each case, until such time as no Series J Convertible Preferred Stock (and no Warrants exercisable for shares of Series J Convertible Preferred Stock) remain outstanding, unless there is available an exemption from, or a transaction not subject to, the registration requirements of the Securities Act that covers the issuance of the Series J Convertible Preferred Stock and the shares of Common Stock issuable upon conversion of such shares of Series J Convertible Preferred Stock.

Anti-Takeover Provisions of Delaware Law and Our Governing Documents

Delaware Law

We are incorporated in the State of Delaware. As a result, we are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time that such stockholder became an interested stockholder, with the following exceptions:

•        before such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•        at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•        any merger or consolidation involving the corporation or a direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•        any sale, lease, mortgage, pledge transfer, or other disposition of the assets of the corporation or direct or indirect majority-owned a subsidiary of the corporation to or with the interested stockholder, which assets have an aggregate value equal to 10% or more of the fair value of the assets on a consolidated basis or the aggregate market value of the outstanding stock of the corporation;

•        subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or subsidiary to the interested stockholder;

•        any transaction involving the corporation or direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or the subsidiary beneficially owned by the interested stockholder; or

•        the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation or direct or indirect majority-owned subsidiary of the corporation.

In general, under Section 203 defines an “interested stockholder” include an entity or person (other than the corporation any direct or indirect majority-owned subsidiary of the corporation) who, together with the person’s affiliates and associates, beneficially owns, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. Since we have not opted out of Section 203, Section 203 may discourage or prevent mergers or other takeover or change of control attempts of us.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board to issue one or more series of preferred stock with voting or other rights or preferences. Thus, our Board could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our Company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Stockholder Action by Written Consent; Special Meetings of Stockholders

Our stockholders may take action by written consent in lieu of a meeting as provided in our Bylaws. Our Bylaws provide that certain procedures, including notifying the Board and awaiting a record date, must be followed for stockholders to act by written consent. A special meeting of our stockholders may be called only by our Board, the Chairman of the

Board, the Chief Executive Officer or the President. A special meeting may also be called at the request of stockholders holding a majority of the aggregate number of shares of our capital stock issued and outstanding and entitled to vote at that meeting (subject to certain timeliness and content requirements of the demand).

Amendment of Charter and Bylaws

Our Charter may be amended by the affirmative vote of a majority of the aggregate number of shares of each class of our capital stock issued and outstanding after a resolution of our Board declaring the advisability of such amendment has been adopted in accordance with Delaware law. Our Bylaws may be amended by the affirmative vote of a majority of the aggregate number of shares of each class of our capital stock issued and outstanding (and entitled to vote on the subject matter) present in person or represented by proxy at a meeting of stockholders provided that notice thereof is stated in the written notice of the meeting. Our Bylaws may also be amended by a majority of the Board in accordance with Delaware law and our Charter, except that certain sections of our Bylaws (including but not limited to certain provisions regarding special meetings, voting, officers and approval of securities issuances) require either the affirmative vote of two-thirds of the persons then serving as directors on the Board or our stockholders.

Forum Selection

Unless the Board acting on behalf of the Company selects an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or our stockholders, (iii) any action asserting a claim against the Company or any of our directors, officers or other employees arising pursuant to any provision of the DGCL, our Charter or our Bylaws or (iv) any action asserting a claim against the Company or any of our directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “BIOL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series H Convertible Preferred Stock and the Series J Convertible Preferred Stock is Computershare Trust Company, N.A. The warrant agent for warrants to purchase shares of Series H Convertible Preferred Stock and the Series J Convertible Preferred Stock is Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to [•] Units and up to [•] Pre-Funded Units. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Each Unit includes one share of our common stock, one Class C Warrant to purchase one share of our common stock and one Class D Warrant to purchase one share of our common stock. Each Pre-Funded Units includes a Pre-Funded Warrant to purchase one share of our common stock, one Class C Warrant to purchase one share of our common stock and one Class D Warrant to purchase one share of our common stock. The shares of common stock or Pre-Funded Warrants and accompanying Warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and the Warrants offered hereby.

Units

We are offering up to [•] Units at an assumed public offering price of $[•] per Unit. Each Unit consists of one share of our common stock, one Class C Warrant to purchase one share of our common stock and one Class D Warrant to purchase one share of our common stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable, will be issued separately in this offering and may be transferred separately immediately upon issuance.

Pre-Funded Units

We are offering the Pre-Funded Units at a price equal to the price per Unit, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.001 per share of our common stock. Each Pre-Funded Unit consists of one Pre-Funded Warrant to purchase one share of our common stock, one Class C Warrant to purchase one share of our common stock and one Class D Warrant to purchase one share of our common stock. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable, will be issued separately in this offering and may be transferred separately immediately upon issuance.

Common Stock

The material terms of our common stock are described under the caption “Description of our Capital Stock” in this prospectus.

Class C Warrants and Class D Warrants

Warrants Included in the Units and Pre-Funded Units

The following summary of certain terms and provisions of the Class C Warrants and Class D Warrants included in the Units and Pre-Funded Units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the forms of the Class C Warrant and Class D Warrant, which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in forms of Warrants.

Warrant Stockholder Approval

Under Nasdaq listing rules, the exercisability of the Class C Warrants and Class D Warrants will not be effective until, and unless, we obtain the approval of our stockholders. While we intend to promptly seek stockholder approval, and in no event later than 90 days following the closing of this offering, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Warrants will not be able to be exercised and will therefore have no value. In addition, we will incur substantial costs, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

Warrant Agent.    The Warrants will be issued in accordance with a warrant agency agreement to be entered into between us and Computershare Trust Company, N.A.

Exercisability.    The Class C Warrants and Class D Warrants will become exercisable beginning on the date of the Warrant Stockholder Approval and at any time up to the date that is five years from the Warrant Stockholder Approval date (with respect to the Class C Warrants) or one year from the Warrant Stockholder Approval date (with respect to the

Class D Warrants). If Warrant Stockholder Approval is obtained, the Class C Warrants and Class D Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Class C Warrants or Class D Warrants under the Securities Act is not effective, the holder may elect to exercise the Class C Warrants or Class D Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of Class C Warrants or Class D Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Alternative Cashless Exercise.    A holder may also effect an “alternative cashless exercise” at any time while the Class D Warrants are exercisable and outstanding. Under the “alternative cashless exercise” option of the Class D Warrants, each holder of a Class D Warrant has the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Class D Warrant and (ii) [•].

Exercise Limitation.    A holder will not have the right to exercise any portion of the Class C Warrants or Class D Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class C Warrants and Class D Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price.    The exercise price per whole share of common stock purchasable upon exercise of the Class C Warrants is equal to [•]% of the public offering price per Unit in this offering, and the exercise price per whole share of common stock purchasable upon exercise of the Class D Warrants is equal to [•]% of the public offering price per Unit in this offering. The exercise price of the Class C Warrants and Class D Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Subsequent Equity Sales.    Subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice (excluding Exempt Issuances, as defined in the Placement Agency Agreement), or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the Class C Warrants then in effect, the exercise price of the Class C Warrants will be reduced to the lower of such price or the lowest VWAP during the five (5) consecutive trading days immediately following such dilutive issuance or announcement thereof (the “Base Share Price”), and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged; provided that the Base Share Price shall not be less than $[___] (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the placement agency agreement) (the “Floor Price”).

Share Combination Event Adjustment.    If at any time on or after the date of issuance there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving our common stock and the lowest VWAP during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Class C Warrants or Class D Warrants then in effect, then the exercise price of the Class C Warrants and Class D Warrants will be reduced to the lowest VWAP during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

Transferability.    Subject to applicable laws, the Class C Warrants and Class D Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions.    In the case of certain fundamental transactions affecting the Company, a holder of Warrants, upon exercise of such Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of our common stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of Warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their Warrants.

Rights as a Stockholder.    Except as otherwise provided in the Class C Warrants or Class D Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of Class C Warrants or Class D Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Class C Warrants or Class D Warrants.

Governing Law.    The Class C Warrants and the Class D Warrants are governed by New York law.

No Listing.    We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Stockholder Meeting.    In addition, we have agreed to hold a special meeting of stockholders (which may also be at the annual meeting of shareholders) at the earliest practicable date after the date hereof, but in no event later than ninety days after the closing of the offering, in order to obtain Warrant Stockholder Approval.

Pre-Funded Warrants Included in the Pre-Funded Units

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

The Pre-Funded Warrants will be issued in accordance with a warrant agency agreement to be entered into between us and Computershare Trust Company, N.A.

Exercise of Pre-Funded Warrants.    Each Pre-Funded Warrant is exercisable for one share of our common stock, with an exercise price equal to $0.001 per share, at any time that the Pre-Funded Warrant is outstanding. There is no expiration date for the Pre-Funded Warrants. The holder of a Pre-Funded Warrant will not be deemed a holder of our underlying common stock until the Pre-Funded Warrant is exercised.

Exercise Limitation.    Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the common stock then outstanding after giving effect to such exercise.

Exercise Price.    The exercise price and the number of shares of common stock issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The Pre-Funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-Funded Warrants.

Transferability.    Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing.    There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions.    In the event of a “fundamental transaction,” as defined in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder.    Prior to the exercise of any Pre-Funded Warrants to purchase common stock, holders of the Pre-Funded Warrants will not have any of the rights of holders of common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Governing Law.    The Pre-Funded Warrants are governed by New York law.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations applicable to the ownership and disposition of shares of our common stock and Warrants acquired in this offering. This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our common stock and Warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock and Warrants. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences described in this prospectus. We assume in this discussion that each holder holds shares of our common stock and Warrants as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, does not address the alternative minimum or Medicare contribution taxes, and does not address any aspects of U.S. state, local or non-U.S. taxes or any U.S. federal taxes other than income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, including without limitation:

•        insurance companies;

•        tax-exempt organizations;

•        financial institutions;

•        brokers or dealers in securities;

•        regulated investment companies;

•        real estate investment trusts;

•        pension plans, individual retirement accounts and other tax deferred accounts;

•        persons that mark their securities to market;

•        controlled foreign corporations;

•        passive foreign investment companies;

•        “dual resident” corporations;

•        persons that receive our common stock or Warrants as compensation for the performance of services;

•        owners that hold our common stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•        owners that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•        persons that have a functional currency other than the U.S. dollar; and

•        certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entities for U.S. federal income tax purposes, or persons who hold our common stock or Warrants through partnerships or other pass-through entities for U.S. federal income tax purposes. A partner in a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity that will hold our common stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock or Warrants through a partnership or other pass-through entity, as applicable.

As used in this prospectus, the term “U.S. holder” means a beneficial owner of common stock or Warrants that is for U.S. federal income tax purposes:

•        a citizen or individual resident of the United States;

•        a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

The term “non-U.S. holder” means any beneficial owner of shares of common stock or Warrants that is not a U.S. holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus, U.S. holders and non-U.S. holders are referred to collectively as “holders.” There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our common stock or Warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of common stock, as described below.

Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.01 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above will be respected for U.S. federal income tax purposes.

Treatment of Units and Pre-Funded Units

The purchase price for each Unit will be allocated between each share of common stock and accompanying Warrant in proportion to their relative fair market values at the time the Unit is purchased by the holder. Similarly, the purchase price for each Pre-Funded Unit will be allocated between each Pre-Funded Warrant (which, as described above, should generally be treated as a share of our common stock for U.S. federal income tax purposes) and accompanying Warrant in proportion to their relative fair market values at the time the Pre-Funded Unit is purchased by the holder. This allocation will establish a holder’s initial tax basis for U.S. federal income tax purposes in his, her or its share of common stock (or, in lieu of common stock, Pre-Funded Warrant) and Warrant included in each investment unit. We will not be providing holders with such allocation, and it is possible that different holders will reach different determinations regarding such allocation. A holder’s allocation of purchase price between each share of common stock (or, in lieu of common stock, each Pre-Funded Warrant) and the accompanying Warrant is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation.

Accordingly, each prospective holder should consult his, her or its own tax advisor with respect to the allocation, and the risks associated with such allocation, of the holder’s purchase price for the investment unit between our shares of common stock (or, in lieu of common stock, Pre-Funded Warrants) and Warrants.

Tax Consequences to U.S. Holders

Exercise or Expiration of Warrants

Subject to the discussion below with respect to the cashless exercise of a Warrant, a U.S. holder will not recognize income, gain or loss on the exercise of a Warrant. A U.S. holder’s tax basis in the common stock received upon the exercise of a Warrant will equal the sum of (i) the initial tax basis of the Warrant exercised (as determined pursuant to the rules discussed above under “Treatment of Units and Pre-Funded Units”) and (ii) the exercise price of the Warrant. The U.S. holder’s holding period for the common stock received upon exercise of a Warrant will begin on the day after such exercise (or possibly on the date of exercise) and will not include the period during which the U.S. holder held the Warrant.

If a registration statement registering the issuance of the common stock underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise. The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. tax law. U.S. holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.

If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to significant limitations.

Distributions on Our Common Stock

We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions on our common stock to a U.S. holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to (and in reduction of) such U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “— Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” Dividends paid by us generally will be eligible for the reduced rates of tax for qualified dividend income allowed to individual U.S. holders and for the dividends received deduction allowed to corporate U.S. holders, in each case assuming that certain holding period and other requirements are satisfied.

Constructive Distributions on Our Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of our Warrants (whether Pre-Funded Warrants or Warrants), or an adjustment to the exercise price of such Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our common stock). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the Warrant should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described above under “— Distributions on our Common Stock”.

Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants

Upon the sale, exchange, or other taxable disposition of our common stock or Warrants (whether Pre-Funded Warrants or Warrants), a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the disposition and the U.S. holder’s tax basis in the common stock or Warrants sold or exchanged.

Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or Warrants exceeded one year at the time of the disposition. Certain U.S. holders (including individuals) are currently eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions (whether actual or constructive) paid to a U.S. holder on our common stock or Warrants, and to the proceeds of the sale, exchange or other disposition of our common stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding will apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Exercise or Expiration of Warrants

In general, a non-U.S. holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price. To the extent that a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “Sale, Exchange or Other Taxable Disposition of our Common Stock or Warrants”.

The expiration of a Warrant will be treated as if the non-U.S. holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. holder’s basis in the Warrant. A non-U.S. holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. holder’s U.S. federal income tax liability, however, unless the loss (i) is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a “permanent establishment” or “fixed base” in the United States) or (ii) is treated as a U.S. source loss and the non-U.S. holder is present in the United States 183 days or more in the taxable year of disposition and certain other conditions are met.

Distributions on Our Common Stock

We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions to holders of our common stock or if we are treated as making a constructive distribution to holders of our Warrants or Pre-Funded Warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “— Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.”

Distributions (including constructive distributions) made to a non-U.S. holder that are treated as dividends generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence, unless such dividends are effectively connected with a trade or business conducted by a non-U.S. holder within the United States (as discussed below). A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may be able to obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a “permanent establishment” or a “fixed base” maintained by the non-U.S. holder within the United States, generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements.

U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Constructive Distributions on Our Warrants

As described above under “— Tax Consequences to U.S. Holders — Constructive Distributions on our Warrants,” an adjustment to the Warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “— Distributions on Our Common Stock” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment made to the holder of Pre-Funded Warrants that references a distribution on our common stock would generally be taxable to a non-U.S. holder in the manner described under “Distributions on our Common Stock” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations by withholding from other amounts due to the non-U.S. holder. Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants

In general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock or Warrants (whether Pre-Funded Warrants or Warrants) unless:

•        the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a “permanent establishment” or a “fixed base” maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on such gain at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “— Tax Consequences to Non-U.S. Holders — Distributions on Our Common Stock” also may apply to such gain;

•        the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

•        we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup

Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions paid on our common stock (and constructive distributions on our Warrants) to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock or Warrants. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Non-U.S. Holders — Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock and Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on our common stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our common stock and Warrants.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. While withholding described in this paragraph would have applied also to payments of gross proceeds from the sale or other disposition of our securities on or after January 1, 2019, proposed Treasury Regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury regulations are issued. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or Warrants. The preceding discussion of material U.S. federal income tax considerations is for informational purposes only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or Warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

We are offering on a best efforts basis up to [•] Units, at an assumed offering price of $ [•] per Unit pursuant to this prospectus, which represents the closing price of our common stock on the Nasdaq Capital Market on [•], 2024, for gross proceeds of up to $[•] million, before deduction of placement agent fees and offering expenses. We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose, Pre-Funded Units in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). The offering price of each Pre-Funded Unit will equal the offering price per Unit, minus $0.001.

Because this is a best efforts offering, Maxim Group LLC, as placement agent, does not have an obligation to purchase any securities. We expect that the offering will end one trading day after we first enter into a securities purchase agreement relating to the offering and the offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). Accordingly, we and the placement agent have not made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Pursuant to a placement agency agreement dated [•], 2024, we have engaged Maxim Group LLC to act as our sole placement agent (the “placement agent”) to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered.

We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus DVP/RVP on or about two trading days after we first enter into a securities purchase agreement relating to the offering.

Placement Agent Fees and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering, and we agreed to reimburse the placement agent for certain out-of-pocket expenses of the placement agent payable by us, in an aggregate amount not to exceed $125,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses and assuming no exercise of the Warrants or the Pre-Funded Warrants, to us

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement Agent fees	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $560,000, all of which are payable by us. This figure includes, among other things, the placement agent’s legal fees and expenses and other out-of-pocket expenses in an amount up to $125,000.

Lock-Up Agreements

We have agreed not to, subject to certain exceptions, (i) offer, pledge, issue, sell, contract to sell, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of our common stock; or (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, other than with respect to the registration of shares of our common stock to be issued under an equity incentive plan, without the prior written consent of the placement agent for a period of 90 days following the date of this prospectus (the “Lock-Up Period”). This consent may be given at any time. These restrictions on future issuances are subject to exceptions for (i) the filing by the Company of a registration statement on Form S-4 or a registration statement on Form S-8 or a successor form thereto with respect to securities pursuant to any stock option, stock bonus or other stock plan or arrangement or the proposal or authorization of any increase in the Company’s authorized capital stock, (ii) the issuance of securities sold in this offering or upon the exercise of securities sold in this offering, (iii) the issuance of shares of our common stock upon the exercise of outstanding options or warrants, the vesting of outstanding restricted stock units or upon the conversion of outstanding securities, (iv) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant or forfeiture of restricted stock awards or restricted stock units pursuant to our equity incentive plans or other arrangements described in this prospectus or the documents incorporated by reference herein and (v) the issuance of securities issued pursuant to certain acquisitions or strategic transactions not primarily for the purpose of raising capital.

In addition, our directors, executive officers and all stockholders of 5.0% or more of our common stock prior to this offering, including holders of securities convertible into or exercisable for shares of common stock, have entered into lock-up agreements with the placement agent. Under these agreements, these individuals have agreed, subject to certain specified exceptions, not to sell or transfer any shares of common stock or securities convertible into or exchangeable or exercisable for our shares of common stock during the Lock Up Period, without first obtaining the written consent of the placement agent. Specifically, these individuals have agreed, in part, not to:

(1)    offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (including without limitation, our common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired (the “Undersigned’s Securities”);

(2)    enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities;

whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise;

(3)    make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock; or

(4)    publicly announce or disclose the intention to do any of the foregoing.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the

Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units that we are offering, were negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Warrants and Pre-Funded Warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have and may in the future provide, from time to time, investment banking and other financial services for us and our affiliates for which they may receive customary fees and commissions.

On February 15, 2024, we completed the February 2024 Offering whereby we issued (i) 7,795,000 units, with each unit consisting of (A) one share of our common stock, (B) one Class A warrant to purchase one share of Common Stock (the “Class A Common Warrants”), each exercisable from time to time for one share of common stock at an exercise price of $0.66 per share, and (C) one Class B warrant to purchase one share of common stock (the “Class B Common Warrants”), each exercisable from time to time for one share of common stock at an exercise price of $0.748 per share, and (ii) 8,205,000 pre-funded units, with each pre-funded unit consisting of (A) one pre-funded warrant, each such pre-funded warrant being exercisable from time to time for one share of our common stock at an exercise price of $0.001 per share, (B) one Class A Common Warrant, and (C) one Class B Common Warrant. The units were sold at the public offering price of $0.44 per Unit and the pre-funded units were sold at the public offering price of $0.439 per pre-funded unit. We received gross proceeds of approximately $7.0 million, before deducting placement agent fees, estimated offering expenses, and before the exercise of warrants. Lake Street Capital Markets, LLC and Maxim Group LLC acted as the exclusive placement agents for us in connection with the February 2024 Offering. Pursuant to that certain placement agency agreement, dated February 13, 2024, by and among us, Lake Street Capital Markets, LLC and Maxim Group LLC, Lake Street Capital Markets, LLC and Maxim Group LLC were paid a cash fee of 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the February 2024 Offering and we agreed to reimburse the placement agents for certain of their out-of-pocket expenses, in an aggregate amount not to exceed $150,000.

On December 8, 2023, we issued pursuant to the terms of a Securities Purchase Agreement that we entered into on December 6, 2023 with a single institutional investor, the following securities: (i) in a registered direct offering, 331,000 shares of our common stock and pre-funded warrants to purchase 779,940 shares of our common stock with an exercise price of $0.001 per share, and (ii) in a concurrent private placement, the December 2023 Warrants to purchase an aggregate of 2,221,880 shares of common stock with an initial exercise price of $1.23 per share, which exercise price was reduced to

$0.2256 per share due to certain anti-dilution provisions in these warrants. The combined purchase price for one share of our common stock and two common warrants was $1.23, and the combined purchase price for one pre-funded warrant and two common warrants was $1.229. The gross proceeds received by us were $1.4 million. Maxim Group LLC acted as the placement agent on a “reasonable best efforts” basis, in connection with this offering pursuant to the terms of a placement agency agreement, dated December 6, 2023. Pursuant to such placement agency agreement, Maxim Group LLC received a cash fee of 7% of the aggregate gross proceeds paid to us for the securities sold in the December 2023 offering and received reimbursement of certain out-of-pocket expenses.

On September 18, 2023, we completed a public offering (the “September 2023 Offering”), pursuant to which we issued 75,000 Series J Units, with each Series H Unit consisting of one share of Series J Convertible Preferred Stock and one Series J Warrant to purchase one-half of one (0.50) share of Series J Convertible Preferred Stock at an exercise price of $60.00 per whole share. We received aggregate gross proceeds from the September 2023 Offering of approximately $4.5 million, before deducting underwriting discounts and commissions and other transaction expenses payable by us. Lake Street Capital Markets, LLC and Maxim Group LLC acted as joint bookrunners in the September 2023 Offering. In connection with the September 2023 Offering, we entered into an underwriting agreement, dated September 13, 2023, with Lake Street, as the representative of the underwriters named therein, and on the closing of such offering on September 18, 2023, the underwriters received compensation of 7% of the $4.5 million of gross proceeds of the offering, as well as payment of certain expenses.

On May 24, 2023, we completed a public offering (the “May 2023 Offering”), pursuant to which we issued 175,000 Series H Units, with each Series H Unit consisting of one share of Series H Convertible Preferred Stock and one Series H Warrant to purchase one-half of one (0.50) share of Series H Convertible Preferred Stock at an exercise price of $26.00 per whole share. We received aggregate gross proceeds from the May 2023 Offering of approximately $4.5 million, before deducting underwriting discounts and commissions and other transaction expenses payable by us. Lake Street Capital Markets, LLC and Maxim Group LLC acted as joint bookrunners in the May 2023 Offering. In connection with the May 2023 Offering, we entered into an underwriting agreement, dated May 24, 2023, with Lake Street, as the representative of the underwriters named therein, and on the closing of such offering on May 26, 2023, the underwriters received compensation of 6.5% of the $4.5 million of gross proceeds of the offering, as well as payment of certain expenses.

Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia.    No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil.    The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada.    The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands.    No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong.    The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel.    This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland.    The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities, or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan.    The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom.    This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Blank Rome LLP, New York, New York will pass upon the validity of the securities being registered by the registration statement of which this prospectus is a part. Sullivan & Worcester, LLP, New York, New York, is acting as counsel to the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements and schedule of BIOLASE, Inc. as of and for the year ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement has been so incorporated in reliance on the report of Macias Gini & O’Connell LLP, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

The consolidated financial statements and schedule of BIOLASE, Inc. as of and for the year ended December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement has been so incorporated in reliance on the report of BDO USA, P.C., an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dismissal of Independent Registered Public Accounting Firm

On June 21, 2023, the Audit Committee of our Board of Directors dismissed BDO USA, P.C. (“BDO USA”) as our independent registered public accounting firm.

BDO USA’s reports on our consolidated financial statements as of and for the years ended December 31, 2022 and 2021, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report on our consolidated financial statements as of and for the years ended December 31, 2022 and 2021 contained an explanatory paragraph regarding our ability to continue as a going concern.

During the years ended December 31, 2022 and 2021, and the subsequent interim period through June 21, 2023, there were no disagreements with BDO USA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO USA, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods.

During the years ended December 31, 2022 and 2021, and the subsequent interim period through June 21, 2023, there were no events otherwise reportable under Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO USA with a copy of the Current Report on Form 8-K that we intended to file with the SEC prior to the filing, and requested that BDO USA furnish us with a letter addressed to the SEC stating whether it agreed with the statements made by us above, and if not, stating the respects in which it did not agree. A copy of BDO USA’s letter, dated June 22, 2023, is included as Exhibit 16.1 to this registration statement of which this prospectus forms a part.

Appointment of New Independent Registered Public Accounting Firm

On June 21, 2023, we engaged Macias Gini & O’Connell LLP (“MGO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately. During the fiscal years ended December 31, 2022 and 2021 and through June 21, 2023, neither we nor anyone on our behalf consulted with MGO regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that MGO concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that have been filed by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) subsequent to (i) the date of the filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and (ii) the date of this prospectus and before the termination or completion of the offering of the securities covered by this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act (File No. 001-36385)):

1.      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 21, 2024;

2.      Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 13, 2024;

3.      Our Current Reports on Form 8-K, as filed with the SEC on February 15, 2024, February 21, 2024, February 27, 2024, March 5, 2024, April 19, 2024, May 6, 2024 and May 17, 2024;

4.      Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 22, 2024; and

5.      The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 30, 1991, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 21, 2024, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Lake Forest, California 92610, Attention: Investor Relations, telephone: (949) 361-1200. You may also access these documents on our website at www.biolase.com.

Information on any BIOLASE, Inc. website, any subsection, page, or other subdivision of any BIOLASE, Inc. website, or any website linked to by content on any BIOLASE, Inc. website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.biolase.com.

Information on any BIOLASE, Inc. website, any subsection, page, or other subdivision of any BIOLASE, Inc. website, or any website linked to by content on any BIOLASE, Inc. website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

            Up to [•] Units
Each Consisting of One Share of Common Stock, One Class C Warrant to Purchase One Share of
Common Stock and One Class D Warrant to Purchase One Share of Common Stock

            Up to [•] Pre-Funded Units
Each Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock, One Class C
Warrant to Purchase One Share of Common Stock and One Class D Warrant to Purchase
One Share of Common Stock

            Up to [•] Shares of Common Stock Underlying the Class C Warrants, the Class D
Warrants and the Pre-Funded Warrants

BIOLASE, Inc.

____________________

Prospectus

____________________

MAXIM GROUP LLC

            , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by BIOLASE, Inc. (the “Registrant”) in connection with the offering of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$3,543
FINRA filing fee	4,100
Legal fees and expenses	350,000
Accounting fees and expenses	135,000
Printing and engraving expenses	30,000
Warrant agent fees	15,000
Transfer agent and registrar fees	15,000
Miscellaneous fees and expenses	7,357
Total	$560,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes and empowers a Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. Section 145 of the DGCL also authorizes corporations to purchase and maintain insurance on behalf of such persons so indemnified. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Company’s Restated Certificate of Incorporation, as amended (the “charter”), provides that, to the extent permitted by applicable law, the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. The charter eliminates the personal liability of directors to the fullest extent permitted by the DGCL. The Registrant’s Eighth Amended and Restated Bylaws (the “bylaws”) provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the registrant shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal or legal representatives. The Registrant has also obtained liability insurance for its officers and directors and has entered into indemnification agreements with its directors and officers. (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal or legal representatives. The Registrant has also obtained liability insurance for its officers and directors and has entered into indemnification agreements with its directors and officers.

The foregoing statements are subject to the provisions of Sections 145 and 102(b)(7) of the DGCL, the Registrant’s bylaws and the Registrant’s charter, which bylaws and charter have been filed as exhibits to this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant plans to enter into a certain placement agency agreement, which provides that the placement agent is obligated, under some circumstances, to indemnify the Registrant’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On February 15, 2024, the Registrant issued in a private placement with a single institutional investor (the “Purchaser”), warrants (the “February 2024 Warrants”) to purchase an aggregate of 2,221,880 shares of Common Stock (the “February 2024 Warrant Shares”) with an exercise price of $0.748. The February 2024 Warrants and the February 2024 Warrant Shares were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

On December 6, 2023, the Registrant entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the “Purchaser, pursuant to which the Registrant issued to the Purchaser, (i) in a registered direct offering, 331,000 shares of the Registrant’s Common Stock (the “Shares”), par value $0.001 per share (“Common Stock”), and pre-funded warrants to purchase 779,940 shares of Common Stock (the “Pre-Funded Warrants”) with an exercise price of $0.001 per share, and (ii) in a concurrent private placement, warrants (the “Common Warrants”) to purchase an aggregate of 2,221,880 shares of Common Stock (the “Common Warrant Shares”) with an exercise price of $1.23. The combined purchase price for one Share and two Common Warrants was $1.23, and the combined purchase price for one Pre-Funded Warrant and two Common Warrants was $1.229. The Common Warrants and the Common Warrant Shares were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

In June 2022, the Registrant issued warrants to purchase 1,405,405 shares of Common Stock, with an exercise price of $4.625 per share (on a pre-2023 Reverse Stock Split basis). The warrants were issued in a private placement in connection with a registered direct offering of 678,745 shares of Common Stock and pre-funded warrants to purchase 726,660 shares of Common Stock with an exercise price of $0.001 per share (on a pre-2023 Reverse Stock Split basis). The combined purchase price for one share of Common Stock and one warrant was $4.625 and the combined purchase price for one pre-funded warrant and one warrant was $4.624 (on a pre-2023 Reverse Stock Split basis). The Registrant received aggregate gross proceeds in the offerings of approximately $6.5 million. The warrants and the shares of Common Stock issuable upon exercise of the warrants were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

In June 2020, the Registrant issued warrants to purchase 432,000 shares of Common Stock, with an exercise price of $12.88 per share (on a pre-2023 Reverse Stock Split basis). The warrants were issued in a private placement in connection with a registered direct offering of 432,000 shares of Common Stock (on a pre-2023 Reverse Stock Split basis). The combined purchase price for one share of the Common Stock and one warrant was $16.00 (on a pre-2023 Reverse Stock Split basis). The Registrant received aggregate gross proceeds in the offerings of approximately $6.9 million. The warrants and the shares of Common Stock issuable upon exercise of the warrants were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)    Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit	Description	Filed Herewith	Form	Period Ending/Date of Report	Exhibit	Filing Date
1.1	Form of Placement Agency Agreement for this Offering*
1.2	Underwriting Agreement dated September 13, 2023 by and among BIOLASE, Inc., Lake Street Capital Markets, LLC and Maxim Group LLC, as representatives of the several underwriters named therein		8-K	09/13/2023	1.1	09/18//2023
1.3	Placement Agency Agreement, dated December 6, 2023, by and between BIOLASE, Inc. and Maxim Group LLC		8-K	12/06/2023	1.1	12/08/2023
1.4	Placement Agency Agreement, dated February 13, 2024, by and among BIOLASE, Inc., Lake Street Capital Markets, LLC and Maxim Group LLC		8-K	02/12/2024	1.1	02/15/2024
2.1	Membership Interest Purchase Agreement, dated as of September 22, 2022, by and among BIOLASE, Inc., Med-Fiber LLC and Alexei Tchapyjnikov		10-Q	09/30/2022	2.1	11/20/2022
3.1.1	Restated Certificate of Incorporation, including, (i) Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of the Registrant; (ii) Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of the Registrant; (iii) Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of the Registrant; and (iv) Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of the Registrant		S-1, Amendment No. 1	12/23/2005	3.1	12/23/2005

			Incorporated by Reference
Exhibit	Description	Filed Herewith	Form	Period Ending/Date of Report	Exhibit	Filing Date
3.1.2	Amendment to Restated Certificate of Incorporation		8-K	05/10/2012	3.1	05/16/2012
3.1.3	Second Amendment to Restated Certificate of Incorporation		8-A/A	11/04/2014	3.1.3	11/04/2014
3.1.4	Third Amendment to Restated Certificate of Incorporation		S-3	07/21/2017	3.4	07/21/2017
3.1.5	Fourth Amendment to Restated Certificate of Incorporation		8-K	05/10/2018	3.1	05/11/2018
3.1.6	Fifth Amendment to Restated Certificate of Incorporation		8-K	05/28/2020	3.1	06/01/2020
3.1.7	Sixth Amendment to Restated Certificate of Incorporation		8-K	04/28/2022	3.1	04/28/2022
3.1.8	Certificate of Designation of Series G Preferred Stock		8-A	03/03/2022	3.1	03/03/2022
3.1.9	Certificate of Elimination of Series D, Series E and Series F Preferred Stock of the Registrant		8-K	03/01/2022	3.3	03/03/2022
3.1.10	Certificate of Elimination of Series G Preferred Stock		8-K	06/08/2022	3.1	06/08/2022
3.1.11	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Redeemable Preferred Stock, dated May 25, 2023		8-K	05/24/2023	3.1	05/26/2023
3.1.12	Certificate of Designation of the Series I Preferred Stock of the Company, dated June 5, 2023		8-K	06/05/2023	3.1	06/06/2023
3.1.13	Certificate of Designation of the Series J Convertible Redeemable Preferred Stock		8-K	09/13/2023	3.1	09/18/2023
3.1.14	Seventh Amendment to Restated Certificate of Incorporation		8-K	07/26/2023	3.1	07/26/2023
3.2	Eighth Amended and Restated Bylaws of the Registrant, adopted on March 1, 2022		8-K	03/01/2022	3.1	03/03/2022
4.1	Form of Common Stock Certificate		S-3	06/03/2002	4.1	06/03/2002
4.2	Form of Warrant to Purchase Series J Convertible Redeemable Preferred Stock		S-1	08/30/2023	4.2	08/30/2023
4.3	Warrant Agency Agreement dated September 18, 2023, by and among BIOLASE, Inc., Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federal trust company		8-K	09/13/2023	4.1	09/18/2023
4.4	Form of Pre-Funded Warrant to Purchase Common Stock		8-K	12/06/2023	4.1	12/08/2023
4.5	Form of Warrant to Purchase Common Stock		8-K	12/06/2023	4.2	12/08/2023
4.6	Form of Pre-Funded Warrant to Purchase Common Stock		8-K	02/12/2024	4.1	02/15/2024
4.7	Form of Class A Warrant to Purchase Common Stock		8-K	02/12/2024	4.2	02/15/2024
4.8	Form of Class B Warrant to Purchase Common Stock		8-K	02/12/2024	4.3	02/15/2024

			Incorporated by Reference
Exhibit	Description	Filed Herewith	Form	Period Ending/Date of Report	Exhibit	Filing Date
4.9	Warrant Agency Agreement, dated February 15, 2024, by and among BIOLASE, Inc., Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federal trust company		8-K	02/12/2024	4.4	02/15/2024
4.10	Form of Warrant issued to Investor (February 2024)		8-K	02/12/2024	4.5	02/15/2024
4.11	Form of Pre-Funded Warrant for this Offering*
4.12	Form of Class C Common Warrant for this Offering*
4.13	Form of Class D Common Warrant for this Offering*
4.14	Form of Warrant Agency Agreement for this Offering*
5.1	Opinion of Blank Rome LLP*
10.1	2002 Stock Incentive Plan, as amended		DEF14A	05/06/2016	A	04/07/2016
10.2	Form of Stock Option Agreement under the 2002 Stock Incentive Plan (attached as Exhibit A to the Notice of Grant of Stock Option under the 2002 Stock Incentive Plan — Discretionary Option Grant Program)		10-K	12/31/2004	10.26	07/19/2005
10.3	Form of Option Award Notice for California Employees under the 2002 Stock Incentive Plan		10-Q	09/30/2015	10.2	11/06/2015
10.4	Form of Option Award Notice for Non-California Employees under the 2002 Stock Incentive Plan		10-Q	09/30/2015	10.3	11/06/2015
10.5	Form of Option Award Notice for Non-Employee Directors under the 2002 Stock Incentive Plan		10-Q	09/30/2015	10.4	11/06/2015
10.6	Form of Restricted Stock Unit Award Notice for Non-Employee Directors under the 2002 Stock Incentive Plan		10-Q	09/30/2015	10.5	11/06/2015
10.7	2018 Long-Term Incentive Plan		DEF14A	05/09/2018	A	04/05/2018
10.8	First Amendment to 2018 Long-Term Incentive Plan		DEF14A	09/21/2018	B	08/24/2018
10.9	Second Amendment to 2018 Long-Term Incentive Plan		DEF14A	05/15/2019	A	04/10/2019
10.10	Third Amendment to 2018 Long-Term Incentive Plan		DEF14A	05/13/2020	A	04/23/2020
10.11	Fourth Amendment to 2018 Long-Term Incentive Plan		DEF14A	05/26/2021	A	04/19/2021
10.12	Form of Restricted Stock Unit — Phantom Award Notice and Restricted Stock Unit Award Agreement for Employees		10-Q	09/30/2021	10.1	11/10/2021
10.13	Form of Restricted Stock Unit — Phantom Award Notice and Restricted Stock Unit Award Agreement for Non-Employee Directors		10-Q	09/30/2021	10.2	11/10/2021

			Incorporated by Reference
Exhibit	Description	Filed Herewith	Form	Period Ending/Date of Report	Exhibit	Filing Date
10.14	Restricted Stock Unit — Phantom Award Notice and Restricted Stock Unit Award Agreement, dated July 21, 2021, by and between the Registrant and John R. Beaver		10-Q	09/30/2021	10.3	11/10/2021
10.15	Form of Stock Appreciation Rights Award Notice and Stock Appreciation Rights Agreement for Non-Employee Directors		10-Q	09/30/2021	10.4	11/10/2021
10.16	Lease dated February 4, 2020 by and between the Registrant and Foothill Corporate I MT, LLC		10-K	12/31/2019	10.12	03/30/2020
10.17	Lease dated January 22, 2020 by and between the Registrant and Green River Properties, LLC		10-K	12/31/2019	10.13	03/30/2020
10.18	Form of Indemnification Agreement between the Registrant and its officers and directors		10-Q	09/30/2005	10.1	11/09/2005
10.19	Form of Stock Option Agreement for inducement grants made to John R. Beaver on September 30, 2017		8-K	09/30/2017	10.1	10/03/2017
10.20	Letter Agreement Amending Employment with John Beaver, dated April 12, 2020		10-Q	03/31/2020	10.10	05/08/2020
10.21	Credit Agreement dated as of November 9, 2018, by and between the Registrant and SWK Funding LLC		10-Q	09/30/2018	10.6	11/14/2018
10.22	Letter Agreement, dated as of August 20, 2019, by and between the Registrant and SWK Funding LLC		S-1	09/04/2019	10.28	09/05/2019
10.23	Tenth Amendment to Credit Agreement, dated as of December 30, 2022, by and between the Registrant and SWK LLC		8-K	12/30/2022	10.1	01/05/2023
10.24	Form of Securities Purchase Agreement, dated as of December 6, 2023, by and among the Company and the investors party thereto		8-K	12/06/2023	10.1	12/08/2023
10.25	Form of Securities Purchase Agreement, dated as of dated February 13, 2024, by and among BIOLASE, Inc. and the investors parties thereto		8-K	02/12/2024	10.1	2/15/2024
10.26	Consent and Waiver, dated February 12, 2024, by and between BIOLASE, Inc. and the Investor named therein		8-K	02/12/2024	10.2	2/15/2024
10.27	Eleventh Amendment to Credit Agreement, dated as of November 15, 2023, by and between the Registrant and SWK LLC		10-K	12/31/2023	10.27	03/21/2024
10.28	Indemnification Agreement between the Registrant and Jennifer Bright		10-K	12/31/2023	10.20	03/21/2024
10.29	Indemnification Agreement between the Registrant and Steven Sandor		10-K	12/31/2023	10.21	03/21/2024
10.30	Form of Securities Purchase Agreement to be entered into in this Offering*
16.1	Letter from BDO USA, LLP, dated June 22, 2023, addressed to the U.S. Securities and Exchange Commission		8-K	06/21/2023	16.1	06/23/2023
21.1	Subsidiaries		10-K	12/31/2023	21.1	03/21/2024

Incorporated by Reference
Exhibit	Description	Filed Herewith	Form	Period Ending/Date of Report	Exhibit	Filing Date
23.1(a)	Consent of Independent Registered Public Accounting Firm, Macias Gini & O’Connell LLP	X
23.1(b)	Consent of Independent Registered Public Accounting Firm, BDO USA, P.C.	X
23.2	Consent of Blank Rome LLP (contained in Exhibit 5.1)*
24.1	Power of Attorney (contained on signature page)
107	Filing Fee Table	X

____________

*        To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on June 3, 2024.

BIOLASE, INC.
By:	/s/ John R. Beaver
John R. Beaver
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Beaver and Jennifer Bright, and each of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John R. Beaver	Director, President and Chief Executive Officer	June 3, 2024
John R. Beaver	(Principal Executive Officer)
/s/ Jennifer Bright	Chief Financial Officer (Principal Financial	June 3, 2024
Jennifer Bright	Officer and Principal Accounting Officer)
/s/ Dr. Jonathan T. Lord	Director	June 3, 2024
Dr. Jonathan T. Lord
/s/ Dr. Kathleen T. O’Loughlin	Director	June 3, 2024
Dr. Kathleen T. O’Loughlin
/s/ Dr. Martha Somerman	Director	June 3, 2024
Dr. Martha Somerman
/s/ Dr. Kenneth P. Yale	Director	June 3, 2024
Dr. Kenneth P. Yale